AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1998
                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                              INNKEEPERS USA TRUST
             (Exact name of registrant as specified in its charter)
                           -------------------------

             MARYLAND                                            65-0503831
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                                                                                              JEFFREY H. FISHER
                                                                                            INNKEEPERS USA TRUST
                  306 ROYAL POINCIANA PLAZA                                               306 ROYAL POINCIANA PLAZA
                  PALM BEACH, FLORIDA 33480                                               PALM BEACH, FLORIDA 33480
                       (561) 835-1800                                                          (561) 835-1800
(Address, including zip code, and telephone number, including    (Name, address, including zip code, and telephone number, including
   area code, of registrant's principal executive offices)                          area code, of agent for service)

                           -------------------------

                                   Copies to:

                             DAVID C. WRIGHT, ESQ.
                               HUNTON & WILLIAMS
                              951 EAST BYRD STREET
                         RICHMOND, VIRGINIA 23219-4074
                                 (804) 788-8200

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

         IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. | |

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANTS, CHECK THE FOLLOWING BOX. |X|

========================================================================================================================
         Title of Each                                           Proposed             Proposed
           Class of                Aggregate Amount To           Maximum               Maximum            Amount of
         Securities To                Be Registered           Offering Price          Aggregate         Registration
         Be Registered                                       Per Share (1)(2)      Offering Price          Fee(1)
========================================================================================================================
8.625% Series A Cumulative              4,630,000                  $25              $115,750,000           $34,146
      Convertible Preferred
      Shares, $.01 par value
Common Shares,                          6,857,493
     $.01 par value(2)
========================================================================================================================

         (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(i) of the General Rules and Regulations under the Securities Act of 1933. No additional consideration will be received by the Registrant for the Common Shares issued upon conversion of the 8.625% Series A Cumulative Convertible Preferred Shares and therefore, pursuant to Rule 457(i), no registration fee is required with respect to the registration of Common Shares hereunder.

         (2) Represents Common Shares issuable upon conversion of the 8.625% Series A Cumulative Convertible Preferred Shares.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

[RED HERRING APPEARS HERE]

                   SUBJECT TO COMPLETION, DATED _______, 1998

PROSPECTUS

                              INNKEEPERS USA TRUST
                           4,630,000 8.625% SERIES A
                    CUMULATIVE CONVERTIBLE PREFERRED SHARES
                            6,857,493 COMMON SHARES

         This Prospectus relates to the public offer and sale of up to 4,630,000 8.625% Series A Cumulative Convertible Preferred Shares, par value $.01 per share (the "Series A Preferred Shares"), and up to 6,857,493 common shares of beneficial interest, $.01 par value (the "Common Shares") that are issuable upon conversion of the Series A Preferred Shares, by the selling shareholders named herein or their transferees, pledgees, donees or successors (the "Selling Shareholders"). See "Selling Shareholders" and "Plan of Distribution."

         Each Series A Preferred Share is convertible by the holder at any time into 1.4811 Common Shares per Series A Preferred Share, subject to adjustment in certain circumstances. The Common Shares are traded on the New York Stock Exchange ("NYSE") under the symbol "KPA." To ensure compliance with certain requirements related to the Company's qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 (the "Code"), as amended, the Company's Declaration of Trust limits the number of Common Shares and Series A Preferred Shares that may be owned by any single person or affiliated group to 9.8% of the number of outstanding Common Shares and 9.8% of the number of outstanding shares of any series of preferred shares of beneficial interest (the "Preferred Shares"), including the Series A Preferred Shares, respectively (the "Ownership Limitation"). The Declaration of Trust also restricts the transferability of Common Shares and Series A Preferred Shares if the purported transfer would prevent the Company from qualifying as a REIT. See "The Ownership Limitation."

         The Series A Preferred Shares were originally issued by the Company in May 1998 in a private placement in which EVEREN Securities, Inc., as the initial purchaser (the "Initial Purchaser"), resold the Series A Preferred Shares pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), and to executive officers and members of the Board of Trustees of the Company (collectively, the "Private Placement"). As of the date of this Prospectus, no Series A Preferred Shares have been converted into Common Shares. Prior to the date of this Prospectus, there has been no public market for the Series A Preferred Shares. Although the Series A Preferred Shares are eligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market of the National Association of Securities Dealers, Inc., there can be no assurance that an active trading market for the Series A Preferred Shares will develop.

         SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR CERTAIN RISK FACTORS RELATING TO AN INVESTMENT IN THE SERIES A PREFERRED SHARES AND THE COMMON SHARES.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

         The Company has been advised by the Selling Shareholders that the Selling Shareholders, acting as principals for their own account, directly or through agents, dealers or underwriters to be designated from time to time, may sell the Series A Preferred Shares and the Common Shares issuable upon conversion of the of the Series A Preferred Shares from time to time on terms to be determined at the time of the sale through customary brokerage channels or private sales at market prices then prevailing or at negotiated prices then obtainable. To the extent required, the names of the Selling Shareholders, the purchase price, the name of any agent, dealer or underwriter, the amount of the expenses of the offering and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, post-effective amendment to the Registration Statement of which this Prospectus is a part. Each of the Selling Shareholders reserves the right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of the Series A Preferred Shares or the Common Shares issuable upon conversion of the of the Series A Preferred Shares to be made directly or through agents. The aggregate proceeds to the Selling Shareholders from the sale of the Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares offered by the Selling Shareholders hereby will be the purchase price of such Series A Preferred Shares less any discounts or commissions charged to them by their agent, dealer or underwriter. For information concerning indemnification arrangements between the Company and the Selling Shareholders, see "Plan of Distribution."

         The Company will not receive any cash proceeds from the sale of the Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares by the Selling Shareholders but has agreed to bear certain expenses of registration of the sale of the Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares under federal and state securities laws.

         The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of the Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

               The date of this Prospectus is ___________, 1998.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. Such reports, proxy statements and other information filed by the Company may be examined and copied, upon payment of the prescribed fees, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or from the Commission's site on the World Wide Web at http:\\www.sec.gov. The Common Shares are listed on the New York Stock Exchange, and such reports, proxy and informational statements and other information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, a Registration Statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information concerning the Company and the Common Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained in this Prospectus concerning the provisions of any document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 34-0-24568) are incorporated herein by reference:

                  (a) The Company's Current Reports on Form 8-K filed with the
                      Commission on July 18, 1997, January 22, 1998 and June 17, 1998;

                  (b) Annual Report on Form 10-K for the year ended December 31,
                      1997;

                  (c) Quarterly Report on Form 10-Q for the three months ended
                      March 31, 1998;

                  (d) The Company's Registration Statement on Form 8-A, dated
                      September 19, 1996; and

                  (e) The Company's Proxy Statement for the Annual Meeting of
                      Shareholders held on May 6, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Innkeepers USA Trust, 306 Royal Poinciana Plaza, Palm Beach, Florida 33480, Attention: Secretary, telephone (561) 835-1800.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto appearing elsewhere in this Prospectus or incorporated by reference herein or therein. Unless the context otherwise indicates, all references herein to (i) the "Company" include Innkeepers USA Trust and its subsidiaries, (ii) the "Partnership" include Innkeepers USA Limited Partnership and its subsidiary partnerships and (iii) the "JF Lessee" include JF Hotel, Inc. and its sister corporations, which lease hotels from the Company. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Exchange Act, which involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in such forward looking statements. Factors that might cause such a difference include those discussed in "Risk Factors" and in the Company's periodic reports filed with the Securities and Exchange Commission.


                                  THE COMPANY

         Innkeepers USA Trust is the only publicly-traded REIT primarily focused on the ownership of upscale extended-stay hotels. The Company currently owns 62 hotels (the "Hotels") containing an aggregate of 7,439 rooms located in 24 states. The Hotels consist of (i) 45 upscale and two mid-priced extended-stay hotels, including 38 Residence Inn by Marriott hotels, six Summerfield Suites hotels, two Sierra Suites hotels and one Sunrise Suites hotel (the six Summerfield Suites hotels, two Sierra Suites hotels and one Sunrise Suites hotel are collectively referred to herein as the "Summerfield Hotels"), and (ii) 15 mid-priced limited or full service hotels, including 12 Hampton Inn hotels, one Comfort Inn hotel and one Holiday Inn Express hotel. The Company's primary objective is to acquire high quality hotels in its target markets, which generally have high barriers to entry and strong demand characteristics.

         The Company has implemented a strategy of utilizing multiple lessees and hotel management companies for the operation and management of its hotel properties. The Company leases 53 of the Hotels to the JF Lessee and leases the Summerfield Hotels to subsidiaries (collectively, together with their sublessees, the "Summerfield Lessee" and, together with the JF Lessee, the "Lessees") of Patriot American Hospitality, Inc. ("Patriot") pursuant to percentage leases (the "Percentage Leases"). The Percentage Leases allow the Company to participate in increased revenue from the Hotels by providing for the payment of rent based on percentages of room revenues ("Percentage Rent"). The JF Lessee has entered into management contracts with Residence Inn by Marriott, Inc., a subsidiary of Marriott International, Inc. ("Marriott"), the largest operator of upscale extended-stay hotels in the United States, to manage 20 of the Residence Inn by Marriott hotels. The Summerfield Lessee has entered into management contracts with other subsidiaries of Patriot (collectively, the "Summerfield Manager") to manage the nine Summerfield Hotels.

         In April 1998, the Company entered into an agreement to acquire six newly-constructed Residence Inn by Marriott hotels from Marriott, (the "Acquisition Hotels") after the completion thereof. The Acquisition Hotels, which are being developed by Marriott, will contain 810 rooms. The Acquisition Hotels will be acquired for purchase prices aggregating approximately $89 million, an allocable portion of which will be paid at the closing of each Acquisition Hotel. Up to fifteen percent (15%) of the purchase price for each Acquisition Hotel is payable in common units of limited partnership interest in the Partnership ("Common Units"), with the number of Common Units to be issued being based on the trading prices of the Common Shares at the time of the closing for the Acquisition Hotel. The Acquisition Hotels are located in the following markets: Chicago/O'Hare, Illinois (192 rooms); South San Jose, California (150 rooms); Gaithersburg, Maryland (132 rooms); Detroit/Livonia, Michigan (112 rooms); Richmond/Northwest, Virginia (104 rooms); and Atlanta/Peachtree, Georgia (120 rooms). Each Acquisition Hotel is located in an existing market in which the Company owns other Hotels. The Acquisition Hotels are scheduled to open at various times throughout 1998. To the extent that any closing of an Acquisition Hotel occurs after its opening date, the purchase price of the Acquisition Hotel may be subject to adjustment. The Company will lease each Acquisition Hotel to the JF Lessee, and the JF Lessee will retain Marriott to manage the Acquisition Hotels. The closing of the acquisition of the Acquisition Hotels is subject to customary conditions and, if consummated, will increase to 44 the number of Residence Inn by Marriott hotels owned by the Company, 26 of which will be managed by Marriott. See "Risk Factors--Acquisition of Hotels with Limited Operating History."

         A wholly-owned subsidiary of the Company serves as the sole general partner of the Partnership and currently holds an approximately 85.4% interest in the Partnership. The limited partners of the Partnership (the "Limited Partners") hold either Common Units or the Class B preferred units of limited partnership interest of the Partnership (the "Class B Preferred Units;" the Common Units and the Class B Preferred Units are referred to herein collectively as the "Units").


                             THE PRIVATE PLACEMENT

         In May 1998, the Company issued 4,630,000 Series A Preferred Shares in the Private Placement. The net proceeds to the Company from the Private Placement were approximately $111,700,000, after deducting the discount to the Initial Purchaser and expenses. The Company contributed all of the net proceeds from the Private Placement to the Partnership in exchange for 4,630,000 units of limited partnership interest of the Partnership having distribution, liquidation and redemption and other features substantially identical to the terms of the Series A Preferred Shares (the "Series A Preferred Units"). The Partnership used all of the net proceeds of the Private Placement to repay outstanding indebtedness under the Partnership's $250 million uncollateralized line of credit (the "Line of Credit") and for working capital.

         Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement"), among the Company and the Initial Purchaser, the Company agreed to file a shelf registration statement under the Securities Act (together with all exhibits, schedules and amendments thereto, the "Registration Statement"), of which this Prospectus forms a part, relating to resales of the Series A Preferred Shares and the Common Shares issuable upon conversion of the Series A Preferred Shares. The Company is required under the Registration Rights Agreement to maintain the effectiveness of the Registration Statement until May 28, 2000 (or such shorter period that will terminate when all Series A Preferred Shares and Shares covered by the Registration Statement have been sold pursuant to the Registration Statement).

                                  THE OFFERING

Securities Offered......................     Up to 4,630,000 Series A Preferred
                                             Shares and up to 6,857,493 Common
                                             Shares of the Company issuable upon
                                             conversion of the Series A
                                             Preferred Shares, subject to
                                             adjustment under certain
                                             circumstances.

Dividends...............................     Dividends on the Series A Preferred
                                             Shares are cumulative from the date
                                             of original issue and are payable
                                             quarterly in arrears on or about
                                             the fourth Tuesday of January,
                                             April, July and October to
                                             shareholders of record on or about
                                             the last Friday of December, March,
                                             June and September, respectively,
                                             commencing on July 28, 1998.  Such
                                             dividends will be in an amount per
                                             share equal to the greater of (i)
                                             $0.53906 per quarter (or $2.15624
                                             per annum) or (ii) the cash
                                             dividend (exclusive of non-regular
                                             dividends) paid or payable on the
                                             number of Common Shares into which
                                             a Series A Preferred Share is then
                                             convertible (determined on each of
                                             the quarterly dividend payment
                                             dates referred to above).  See
                                             "Description of Shares of
                                             Beneficial Interest--Series A
                                             Preferred Shares--Dividends."

                                             Holders of Common Shares are
                                             entitled to receive dividends if,
                                             as and when authorized and declared
                                             by the Board of Trustees of the
                                             Company (the "Board of Trustees")
                                             out of assets legally available
                                             therefor. The Company intends to
                                             continue to pay quarterly dividends
                                             to holders of its Common Shares.

Conversion Rights.......................     The Series A Preferred Shares are
                                             convertible, in whole or in part,
                                             at the option of the holder at any
                                             time, unless previously redeemed,
                                             into Common Shares at a conversion
                                             rate of 1.4811 Common Shares per
                                             Series A Preferred Share, subject
                                             to adjustment in certain
                                             circumstances. See "Description of
                                             Shares of Beneficial
                                             Interest--Series A Preferred
                                             Shares--Conversion Rights."

Liquidation Preference..................     Equal to $25 per Series A Preferred
                                             Share (the "Liquidation
                                             Preference"), plus accrued and
                                             unpaid dividends, whether or not
                                             declared.  See "Description of
                                             Shares of Beneficial
                                             Interest--Series A Preferred
                                             Shares--Liquidation Preference."

                                             Holders of Common Shares are
                                             entitled to share ratably in the
                                             remaining assets of the Company
                                             legally available for distribution
                                             to its shareholders in the event of
                                             its liquidation, dissolution or
                                             winding-up after payment of or
                                             adequate provision for all known
                                             debts and liabilities of the
                                             Company.

Redemption at the Option of the
Company.................................     Except as set forth under
                                             "--Special Redemption" below, the
                                             Series A Preferred Shares are not
                                             redeemable by the Company prior to
                                             May 18, 2003.  On and after such
                                             date, the Series A Preferred Shares
                                             will be redeemable at the option of
                                             the Company, in whole or in part,
                                             at the Liquidation Preference plus
                                             accrued and unpaid dividends
                                             (whether or not declared) to the
                                             redemption date without interest,
                                             payable at the Company's option in
                                             (i) Common Shares, equal in number
                                             to the Liquidation Preference plus
                                             accrued and unpaid dividends
                                             divided by the average closing
                                             price of the Common Shares on the
                                             NYSE for the 10 days prior to the
                                             business day immediately preceding
                                             the date of redemption, or (ii)
                                             cash.  See "Description of Shares
                                             of Beneficial Interest--Series A
                                             Preferred Shares--Restrictions on
                                             Ownership."

Special Redemption......................     Series A Preferred Shares may be
                                             redeemed at any time to the extent
                                             necessary to preserve the Company's
                                             status as a real estate investment
                                             trust ("REIT") for federal income
                                             tax purposes.  In addition, at any
                                             time prior to such date, if ever,
                                             as the Series A Preferred Shares
                                             qualify as "publicly offered
                                             securities" under the Plan Asset
                                             Regulation (as defined herein), or
                                             qualify for another exception from
                                             the "look-through" rule (described
                                             herein), if the Company determines
                                             that Benefit Plan Investors (see
                                             "Description of Shares of
                                             Beneficial Interest - Series A
                                             Preferred Shares - Redemption") own
                                             in excess of 20% of the Series A
                                             Preferred Shares (as a result of
                                             transfers or conversions by
                                             non-Benefit Plan Investors or
                                             otherwise), the Company may redeem
                                             any number of the Series A
                                             Preferred Shares held by Benefit
                                             Plan Investors on a pro-rata basis
                                             or any other basis as determined by
                                             the Board of Trustees in its sole
                                             discretion so that Benefit Plan
                                             Investors, as a group, own less
                                             than 25% of the Series A Preferred
                                             Shares (but in no event may such
                                             redemptions reduce Benefit Plan
                                             Investor ownership to less than 20%
                                             of the Series A Preferred Shares).
                                             See "Description of Shares of
                                             Beneficial Interest - Preferred
                                             Shares."

Ranking.................................     With respect to the payment of
                                             dividends and amounts upon
                                             liquidation, the Series A Preferred
                                             Shares rank senior to the Common
                                             Shares.  The Company may issue
                                             shares of beneficial interest that
                                             rank in parity to the Series A
                                             Preferred Shares as to the payment
                                             of dividends or amounts upon
                                             liquidation, dissolution and
                                             winding up (the "Parity Shares")
                                             and, with approval from the holders
                                             of two-thirds of the outstanding
                                             Series A Preferred Shares and the
                                             Parity Shares, may issue shares of
                                             beneficial interest that rank
                                             senior to the Series A Preferred
                                             Shares as to the payment of
                                             dividends or amounts upon
                                             liquidation, dissolution and
                                             winding up.  Distributions on the
                                             Series A Preferred Shares generally
                                             are preceded immediately by an
                                             identical distribution on the
                                             Partnership's Series A Preferred
                                             Units.  The Series A Preferred
                                             Units rank in parity with the
                                             4,063,329 currently outstanding
                                             Class B Preferred Units.  See
                                             "Description of Shares of
                                             Beneficial Interest--Series A
                                             Preferred Shares--Ranking,"
                                             "--Dividends" and "--Liquidation
                                             Preference."

Maturity................................     The Series A Preferred Shares have
                                             no stated maturity and are not
                                             entitled to the benefits of any
                                             sinking fund or subject to any
                                             obligation on the Company to redeem
                                             or retire the Series A Preferred
                                             Shares.  See

                                             "Description of Shares of
                                             Beneficial Interest--Series A
                                             Preferred Shares."

Trading.................................     The Series A Preferred Shares
                                             currently are eligible for trading
                                             on the PORTAL Market.  The Common
                                             Shares are listed on the NYSE under
                                             the symbol "KPA."

                                             The Company has agreed to use its
                                             best efforts to list the Series A
                                             Preferred Shares on a national
                                             exchange or the Nasdaq National
                                             Market as soon as practicable after
                                             the date that the Commission
                                             declares the Registration Statement
                                             effective and other eligibility
                                             requirements for such listing are
                                             satisfied. There can be no
                                             assurance that such listing will be
                                             effected. See "Risk Factors--Risk
                                             that Market for Series A Preferred
                                             Shares Will Not Develop; No
                                             Assurance of Exchange Listing."

Voting Rights...........................     Holders of Series A Preferred
                                             Shares generally have no voting
                                             rights. However, whenever dividends
                                             on any Series A Preferred Shares
                                             shall be in arrears for six or more
                                             quarters (whether consecutive or
                                             not), the holders of such shares
                                             (voting separately as a voting
                                             group with all other series of
                                             Parity Shares upon which like
                                             voting rights have been conferred
                                             and are exercisable) will be
                                             entitled to vote for the election
                                             of two additional Trustees of the
                                             Company until all dividends
                                             accumulated on such Series A
                                             Preferred Shares have been fully
                                             paid or declared and a sum
                                             sufficient for the payment thereof
                                             set aside for payment.  Certain
                                             changes to the terms of the Series
                                             A Preferred Shares that would be
                                             materially adverse to the rights of
                                             holders of the Series A Preferred
                                             Shares cannot be made without the
                                             affirmative vote of holders of at
                                             least two-thirds of the outstanding
                                             Series A Preferred Shares.  In
                                             addition, the approval of
                                             two-thirds of the outstanding
                                             Series A Preferred Shares and any
                                             outstanding Parity Shares is
                                             required for the Company to issue
                                             shares of beneficial interest that
                                             rank senior to the Series A
                                             Preferred Shares.  See "Description
                                             of Shares of Beneficial
                                             Interest--Series A Preferred
                                             Shares--Voting Rights."

                                             Each outstanding Common Share
                                             entitles the holder to one vote on
                                             all matters submitted to a vote of
                                             shareholders, including the
                                             election of trustees, and except as
                                             otherwise required by law or except
                                             as provided with respect to any
                                             other class or series of shares of
                                             beneficial interest, the holders of
                                             such Common Shares possess the
                                             exclusive voting power. See
                                             "Description of Shares of
                                             Beneficial Interest--Common
                                             Shares."

Registration Rights.....................     Pursuant to the Registration Rights
                                             Agreement, the Company has agreed,
                                             for the benefit of all holders of
                                             the Series A Preferred Shares, that
                                             if after the Registration Statement
                                             has been declared effective, the
                                             Registration Statement thereafter
                                             ceases to be effective or usable
                                             (subject to certain exceptions) in
                                             connection with resales of Series A
                                             Preferred Shares or Common Shares
                                             issuable upon conversion thereof in
                                             accordance with and during the
                                             periods specified in the
                                             Registration Rights Agreement (a
                                             "Registration Default"), additional
                                             distributions ("Special
                                             Distributions") shall be payable
                                             quarterly in arrears to holders of
                                             Series A Preferred Shares or Common
                                             Shares entitled to such
                                             registration under the Registration
                                             Rights Agreement (in addition to
                                             the regular distribution accruing
                                             or payable on such shares) and will
                                             accrue beginning (and including)
                                             the date on which any such
                                             Registration Default shall occur
                                             and ending (but excluding) the date
                                             on which all Registration Defaults
                                             have been cured.

                                             Special Distributions will accrue
                                             at a rate of $0.0625 per Series A
                                             Preferred Share per annum
                                             (equivalent to 0.25% of the
                                             Liquidation Preference) during the
                                             90-day period immediately following
                                             the occurrence of any Registration
                                             Default, which rate shall increase
                                             by $0.0625 per Series A Preferred
                                             Share per annum (equivalent to
                                             0.25% of the Liquidation
                                             Preference) at the beginning of
                                             each subsequent 90-day period, but
                                             in no event shall Special
                                             Distributions exceed $0.25 per
                                             Series A Preferred Share in any
                                             12-month period (equivalent to
                                             1.00% of the Liquidation
                                             Preference). Special Distributions
                                             will accrue on any Common Shares
                                             into which the Series A Preferred
                                             Shares have been converted or
                                             redeemed, at a rate adjusted to
                                             provide the holder thereof with the
                                             same economic benefit as though
                                             such Common Shares had not been
                                             converted or redeemed from Series A
                                             Preferred Shares. See "Registration
                                             Rights."

Transfer and Ownership Limitations.......    Subject to certain exceptions, no
                                             person, directly or indirectly, may
                                             own more than 9.8% of (i) the
                                             number of outstanding Common Shares
                                             or (ii) the number of outstanding
                                             Series A Preferred Shares.
                                             Additionally, no Benefit Plan
                                             Investor may acquire Series A
                                             Preferred Shares without the prior
                                             written consent of the Company. See
                                             "Notice to Investors; Transfer
                                             Restrictions."  Benefit Plan
                                             Investors, as a group, may not own
                                             25% or more of the Series A
                                             Preferred Shares.  See "Description
                                             of Shares of Beneficial
                                             Interest--Series A Preferred
                                             Shares--Restrictions on Ownership"
                                             and "ERISA Considerations."


                                  RISK FACTORS

         Prospective investors should carefully consider the matters discussed under "Risk Factors" beginning on page 7 before making an investment decision regarding the Series A Preferred Shares or the Common Shares offered hereby.


                           TAX STATUS OF THE COMPANY

         The Company elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its short taxable year ended December 31, 1994. As a REIT, the Company generally is not subject to federal income tax on its taxable income that it distributes to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the shareholders in any such year will not be deductible by the Company. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Declaration of Trust imposes certain restrictions on the ownership and transfer of the Common Shares and the Series A Preferred Shares. The Company has adopted the calendar year as its taxable year. See "Description of Shares of Beneficial Interest" and "Federal Income Tax Considerations."

                                  RISK FACTORS

         Prospective investors and Series A Preferred Share and Common Share holders should carefully consider the following information in conjunction with the other information contained in this Prospectus.

RISKS RELATED TO ISSUANCE OF ADDITIONAL PREFERRED SHARES AND INCURRENCE OF DEBT

         The terms of the Series A Preferred Shares restrict the Company's ability to issue securities senior to the Series A Preferred Shares; however, the Company may issue securities ranking in parity with the Series A Preferred Shares. The issuance of additional preferred shares in parity with or superior to the Series A Preferred Shares could have the effect of diluting the interests of holders of the Series A Preferred Shares. None of the provisions relating to the Series A Preferred Shares contain any provisions affording the holders of the Series A Preferred Shares protection in the event of a highly leveraged or other transaction that might adversely affect the ability of the Company to pay dividends on the Series A Preferred Shares.

RISK THAT MARKET FOR SERIES A PREFERRED SHARES WILL NOT DEVELOP; NO ASSURANCE OF EXCHANGE LISTING

         The Series A Preferred Shares may not be offered or sold except pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act, applicable state securities laws and the transfer restrictions described under "Benefit Plan Ownership and Transfer Restrictions." There is no established trading market for the Series A Preferred Shares. While the Series A Preferred Shares have been accepted for trading in the PORTAL Market, there can be no assurance that an active trading market for the Series A Preferred Shares will develop in the PORTAL Market or elsewhere. Furthermore, while the Company may in the future apply to list the Series A Preferred Shares on a national exchange or the Nasdaq National Market, if and when such market's listing requirements are met, the Series A Preferred Shares do not currently meet the listing requirements of any national exchange or the Nasdaq National Market. Accordingly, no assurance can be given as to (i) the likelihood that an active market for the Series A Preferred Shares will develop,
(ii) the liquidity of any such market, (iii) the ability of the securityholders to sell their Series A Preferred Shares or (iv) the prices that securityholders may obtain for their Series A Preferred Shares.

RISK OF RAPID GROWTH; DEPENDENCE ON LESSEES AND THIRD-PARTY MANAGERS

         The Company's ability to grow depends upon the ability of the Lessees and any third-party manager retained by the Lessees, such as Marriott or the Summerfield Manager, to manage effectively the Hotels, as well as any additional hotels in which the Company invests. The Lessees' or any third-party managers' ability to operate additional hotels under Percentage Leases or management agreements, as applicable, with current staffing levels and office locations, may diminish as the Company acquires additional hotels. Such growth may require the Lessees to hire additional personnel, engage additional third-party managers and operate in new geographic locations. In order to qualify as a REIT, the Company cannot operate the Hotels or participate in decisions affecting the daily operations of the Hotels. The JF Lessee has limited assets, and the Lessees must generate sufficient cash flow from the operation of the Hotels, after payment of all operating expenses, to fund the Lessees' rent obligations under the Percentage Leases. There can be no assurance that the Lessees or their third-party managers will effectively operate the Hotels. In the event that the Lessees and their third-party managers fail to effectively operate the Hotels, the Company's internal growth strategy and acquisition strategy would be more difficult to achieve and, therefore, cash available for distribution to the shareholders of the Company could be adversely affected. If the Company terminates a Percentage Lease following a default under a Percentage Lease, a default could concurrently be triggered under the Company's loan agreements, which could result in a foreclosure of the Hotels securing borrowings under the Company's loan agreements. In addition, a material default under a Percentage Lease could trigger cross-defaults under one or more Percentage Leases, which could have a material adverse effect on cash available for distribution to the shareholders of the Company.

RISK RELATING TO FINANCING AND DISTRIBUTIONS

         The Company anticipates that its growth and acquisition strategies will be largely financed through externally generated funds such as borrowings under credit facilities and other secured and unsecured debt financing and from issuance of equity securities. Because the Company must distribute 95% of its taxable income to maintain its qualification as a REIT, the Company's ability to rely upon income from operations or cash flow from operations to finance its growth and acquisition activities will be limited. Accordingly, were the Company unable to obtain funds from borrowings or the capital markets to finance its growth and acquisition activities, the Company's ability to grow could be curtailed, cash available for distribution to shareholders of the Company could be adversely affected and the Company could be required to reduce distributions.

LEVERAGE

         To the extent the Company continues to incur debt, which it expects to do, its debt available for distribution to shareholders of the Company. There can be no assurances that the Company will be able service requirements will reduce cash available for distribution to shareholders of the Company. Variable rate debt, such as the Line of Credit, creates higher debt service requirements if interest rates increase, which may decrease cash to meet its debt service obligations. To the extent that it cannot meet its debt service obligations, the Company risks the loss of some or all of its Hotels to foreclosure or forced sale. Changes in economic conditions could result in higher interest rates on variable rate debt, including borrowings under the Line of Credit, reduce the availability of debt financing generally or at rates deemed favorable to the Company, reduce cash available for distribution to shareholders of the Company and increase the risk of loss upon a sale or foreclosure. The Company also may obtain one or more forms of interest rate protection on variable rate debt (e.g., swap agreements or interest rate cap contracts) and will consider additional long-term fixed-rate financing to further hedge against the possible adverse effects of interest rate fluctuations. Adverse economic conditions could cause the terms on which such borrowings may become available to be less favorable than at present. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more Hotels or lose one or more Hotels to foreclosure, either of which could result in a material financial loss to the Company.

ERISA CONSIDERATIONS

         The Company intends to use reasonable efforts to restrict ownership of the Series A Preferred Shares so that no assets of the Company will be deemed to be Plan Assets, as defined in the Plan Asset Regulation promulgated by the Department of Labor. Although (i) the Company intends to restrict the acquisition of the Series A Preferred Shares by Benefit Plan Investors to less than 25% of the outstanding Series A Preferred Shares (excluding shares held by persons having discretionary authority or control over the Company's assets or who provide investment advice to the Company for a fee, or any affiliates thereof), (ii) the Articles Supplementary (see "Description of Shares of Beneficial Interest") provide that any transfers to Benefit Plan Investors that would increase aggregate Benefit Plan Investor ownership of the Series A Preferred Shares (calculated in the same manner) to 25% or more will be void ab initio, and (iii) the Articles Supplementary provide that Series A Preferred Shares owned by Benefit Plan Investors at or above 25% will be designated Shares-in-Trust (as defined herein), there can be no assurance that such mechanisms will be sufficient to prevent the assets of the Company from being deemed to be Plan Assets (see "Description of Shares of Beneficial Interest - Series A Preferred Shares -- Redemption"). See "ERISA Considerations" and "Description of Shares of Beneficial Interest--Series A Preferred Shares--Restrictions on Ownership."

         If the assets of the Company were deemed to be Plan Assets, certain transactions that the Company might enter into, or may have entered into, in the ordinary course of business might constitute non-exempt prohibited transactions under ERISA and/or Section 4975 of the Code and might have to be foregone or rescinded. See "ERISA Considerations." There is also a risk that the Plan Asset Regulation (see "Description of Shares of Beneficial Interest -- Series A Preferred Shares -- Redemption")could be interpreted to mean that Company assets will be deemed to be Plan Assets if 25% or more of the value of any class of the Company's equity securities, including its publicly-traded Common Shares, is held by Benefit Plan Investors. The Company is unable to determine what percentage of its Common Shares is held by Benefit Plan Investors.

         No Benefit Plan Investor may purchase Series A Preferred Shares without the Company's prior written consent. In addition, as required by the terms of the Series A Preferred Shares, any purported purchase of the Series A Preferred Shares, or any change in relative ownership due to conversions by non-Benefit Plan Investors, that would increase aggregate Benefit Plan Investor ownership of Series A Preferred Shares to 25% or more, will result in Shares-in-Trust pursuant to the Articles Supplementary. The Company has the right to purchase such Shares-in-Trust for their fair market value (as determined by the Board of Trustees in its sole discretion). See "Description of Shares of Beneficial Interest--Series A Preferred Shares--Restrictions on Ownership--ERISA-Related Restrictions."

TAX RISKS

         Consequences of Failure to Maintain REIT Status. The Company intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Investors should be aware, however, that the continued qualification of the Company as a REIT will depend on the Company's satisfaction of certain asset, income, organizational, and shareholder ownership requirements on a continuing basis. If the Company were to fail to qualify as a REIT in any taxable year, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to shareholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to shareholders of the Company. In addition, the Company might be required to liquidate certain investments or borrow funds to pay the applicable tax. Unless entitled to relief under certain Code provisions, the Company would be precluded from reinstatement as a REIT for the four taxable years following loss of REIT status.

         Failure to Satisfy Distribution Requirements Will Result in the Imposition of Corporate Income and or Excise Tax. The Company must distribute annually at least 95% of its taxable income (excluding any net capital gain) in order to maintain REIT status and to avoid corporate income taxation of the earnings that it distributes. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior REIT taxable years. To the extent that the Company elects to retain and pay income tax on the net long-term capital gains it receives during a taxable year, such amounts will be treated as having been distributed for purposes of the 4% excise tax.

         The Company has made and intends to continue to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid both corporate income tax and the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid corporate income tax and the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's taxable income could cause the Company (i) to sell assets in adverse market conditions to meet those distribution requirements, or
(ii) to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures, or repayment of debt. Gain from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% penalty tax.

         Failure of the Partnership to be Classified as a Partnership for Federal Income Tax Purposes; Impact on REIT Status. The Company believes that the Partnership and its subsidiary partnerships (the "Subsidiary Partnerships") will be classified as partnerships for federal income tax purposes. If the Internal Revenue Service (the "Service") were to challenge successfully the tax status of the Partnership or a Subsidiary Partnership as a partnership for federal income tax purposes, the Partnership or a Subsidiary Partnership would be taxable as a corporation. In such event, the Company would cease to qualify as a REIT for a variety of reasons. Furthermore, the imposition of a corporate tax on the Partnership or a Subsidiary Partnership would substantially reduce the amount of cash available for distribution to the shareholders of the Company.

OWNERSHIP LIMITATION

         In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year. See "Ownership Limitation." Furthermore, if any interestholder of a Lessee owns, actually or constructively, 10% or more of the shares of beneficial interest of the Company, such Lessee could become a related-party tenant of the Company, which likely would result in loss of REIT status for the Company. For the purpose of preserving the Company's REIT qualification, the Company's Declaration of Trust prohibits direct or indirect ownership (taking into account applicable ownership provisions of the Code) of more than 9.8% of the number of outstanding shares of beneficial interest of any class or series of the Company's shares of beneficial interest (the "Ownership Limitation"). Generally, the shares of beneficial interest owned by related or affiliated owners will be aggregated for purposes of the Ownership Limitation. Any transfer of shares of beneficial interest that would violate the Ownership Limitation will be void ab initio, the intended transferee of such shares will be deemed never to have had an interest in such shares, and such shares will be designated "Shares-in-Trust." Further, the Company shall be deemed to have been offered Shares-in-Trust for purchase at the lesser of the market price (as defined in the Declaration of Trust) on the date the Company accepts the offer and the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift, devise or non-transfer event (as defined in the Declaration of Trust), the market price on the date of such gift, devise or non-transfer event). Therefore, the record holder of shares of beneficial interest in excess of the Ownership Limitation will experience a financial loss when such shares are redeemed, if the market price falls between the date of purchase and the date of redemption.

ACQUISITION OF HOTELS WITH LIMITED OPERATING HISTORY

         The Company and the Lessees have negotiated the Percentage Rent formulas for certain Hotels with limited operating history based on certain assumptions of occupancy and average daily rate ("ADR") for these Hotels on an anticipated stabilized basis. Consequently, the Company will be subject to risks that these Hotels will not achieve anticipated occupancy or ADR levels or may not achieve such levels within anticipated time frames. Room revenues may be less than required to result in the payment of Percentage Rent at levels at a particular Hotel that provide the Company with an attractive return on its investment. The fixed obligation of the Lessee to pay a certain sum in annual rent under each of the Percentage Leases regardless of the level of room revenue achieved for the Summerfield Hotels reduces under the terms of the Percentage Leases beginning in 1999, when the rent payable under the Percentage Leases becomes more heavily weighted towards Percentage Rent. If the room revenues at that time were less than currently anticipated, the rent payable with respect to these Hotels would be lower than anticipated, which could have a material adverse effect on cash available for distribution to shareholders of the Company. Additionally, the Company has entered into a contract with Marriott to purchase the six Acquisition Hotels, all of which are currently under development by Marriott. See "The Company." Acquisition of hotels under development entails risks that completion delays will delay receipt of rent payments by the Company. The purchase of each Acquisition Hotel is subject to certain conditions, and there can be no assurance that such acquisitions will close as contemplated.

DEVELOPMENT AND CONSTRUCTION ACTIVITIES

         The Company has undertaken in the past, and may undertake in the future, development and substantial renovation of hotels. Risks associated with additional development and construction activities may include: (i) the abandonment of development opportunities explored by the Company; (ii) construction costs of a hotel exceeding original estimates due to increased materials, labor or other expenses, which could make completion of the hotel uneconomical; (iii) operating results at a newly-completed hotel are dependent on a number of factors, including market and general economic conditions, competition and market acceptance; (iv) financing may not be available on favorable terms for the development of a hotel; and (v) construction and stabilization may not be completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations. The occurrence of any of the events described above could adversely affect the Company's ability to achieve its projected yields on hotels under development or renovation and could adversely affect cash available for distribution to the shareholders of the Company.

LIMITATION ON RESALE OF CERTAIN HOTELS

         In November 1996, the Company acquired seven Residence Inn by Marriott hotels (the "DeBoer Hotels") from affiliates of Jack P. DeBoer (the "DeBoer Group"). The Class B Preferred Units were issued in connection with the acquisition of the DeBoer Hotels. Due to the potential adverse tax consequences to members of the DeBoer Group that may result from a sale of the DeBoer Hotels, the Company has agreed with the DeBoer Group that for a period of up to ten years following the closing of the acquisition of the DeBoer Hotels, (i) any taxable sale of a DeBoer Hotel will require the consent of the applicable members of the DeBoer Group and (ii) the Company will maintain at all times outstanding indebtedness of at least approximately $40 million, subject to reduction upon the occurrence of certain events, including certain redemptions or taxable transfers of Class B Preferred Units by the applicable members of the DeBoer Group (the "Required Indebtedness"), which may cause the Company to be unable to sell some or all of the DeBoer Hotels in circumstances in which it would be advantageous for the Company to do so. In the event that the Company fails to maintain the Required Indebtedness or sells a DeBoer Hotel in a taxable sale, the Company will be liable for any resulting income tax liabilities incurred by the applicable members of the DeBoer Group.

         Due to the potential adverse tax consequences for certain Summerfield affiliates that may result from the sale of any or all of the Summerfield Hotels, the Company has agreed that for a period of up to seven years following the closing of the acquisition of the Summerfield Hotels, any taxable sale of a Summerfield Hotel will require the consent of the applicable Summerfield affiliates, which may cause the Company to be unable to sell some or all of the Summerfield Hotels in circumstances in which it would be advantageous for the Company to do so. If the Company sells a Summerfield Hotel without such consent, the Company could be liable for the tax liability on the built-in gain of the Summerfield affiliates.

ENVIRONMENTAL MATTERS

         Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment of a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at the property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner's ability to sell real estate or to borrow using such real estate as collateral. In connection with the ownership and operation of the Hotels, the Company or the Lessee, as the case may be, may be potentially liable for any such costs.

         Phase I environmental site assessments ("ESAs") generally are obtained on hotels acquired by the Company. The Company generally intends to obtain an ESA on any other hotel acquired in the future. The ESAs are and were intended to identify potential environmental contamination for which the Hotels may be responsible. The ESAs included historical reviews of the Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, screening for the presence of hazardous substances, toxic substances and underground storage tanks, and the preparation and issuance of a written report. The ESAs did not include invasive procedures, such as soil sampling or ground water analysis.

         The ESAs have not revealed any environmental liability or compliance concerns that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity nor is the Company aware of any such liability. Nevertheless, it is possible that these ESAs do not reveal all environmental liabilities or that there are material environmental liabilities or compliance concerns of which the Company is unaware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability, or (ii) the current environmental condition of the Hotels will not be affected by the condition of the properties in the vicinity of the Hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to the Company or the Lessees.

CONCENTRATION OF INVESTMENTS IN CALIFORNIA

         Ten of the 62 Hotels, which generated approximately 30% of the Company's pro forma percentage lease revenue in 1997, are located in California. As a result, localized adverse events or conditions, such as economic recessions and natural disasters, could have a significant negative effect on the operations of the combined Hotels, and ultimately cash available for distribution to shareholders of the Company.

INVESTMENT CONCENTRATION IN SINGLE INDUSTRY; EMPHASIS ON UPSCALE EXTENDED-STAY MARKET SEGMENT

         The Company's current growth strategy is to acquire primarily upscale extended-stay hotels. The Company will not seek to invest in assets selected to reduce the risks associated with an investment in that segment of the hotel industry, and, therefore, is subject to risks inherent in concentrating investments in a single industry and in a single market segment within that industry. The upscale extended-stay segment is particularly dependent on corporate training and consultant activity, both of which would be adversely affected by an economic downturn. Therefore, the adverse effect on rent under the Percentage Leases and cash available for distribution to shareholders of the Company resulting from a downturn in the hotel industry or the failure of the upscale extended-stay market segment to continue to grow in accordance with expectations would be more pronounced than if the Company had diversified its investments outside of the hotel industry or in additional hotel market segments.

EMPHASIS ON ACQUIRING HOTELS WITH CERTAIN FRANCHISE AFFILIATIONS

         Thirty-eight of the Hotels operate as Residence Inn hotels and 12 operate as Hampton Inn hotels. The Summerfield Hotels include six Summerfield Suites hotels and two Sierra Suites hotels. The Company will be subject to risks inherent in concentrating investments in any franchise brand, in particular the Residence Inn, Summerfield Suites and the Hampton Inn brands, such as a reduction in business following any adverse publicity related to a brand, which could have an adverse effect on the Company's rent under the Percentage Leases and distributions to shareholders. Furthermore, the Summerfield Suites and Sierra Suites brands are relatively new brands with a relatively small number of such hotels currently open and do not currently have, and may not develop in the future, substantial name recognition or effective reservation systems. If name recognition and effective registration systems are not established, the revenues from such hotels, and therefore, the Lessees' obligation to make payments based on percentages of room revenue from the Hotels payable by the Lessees pursuant to the Percentage Leases ("Percentage Rent"), particularly at the higher tier, may be adversely affected, in which case cash available for distribution would be adversely affected. In addition, dependence upon a lessee, manager or major franchisor such as Marriott, Promus or Summerfield, respectively, may adversely affect the Company's ability to negotiate favorable contractual provisions with such franchisors, lessees or managers.

NO ASSURANCE OF FUTURE ACQUISITIONS OF SIMILAR BRAND HOTELS

         While the Company believes that its relationships with the companies franchising the Company's current brands, including Marriott and Summerfield, may continue to provide the Company with acquisition opportunities, there can be no assurance that the Company will acquire any additional Marriott or Summerfield Suites or other brand hotels or that the acquisition of the Acquisition Hotels will occur in the time or manner contemplated.

CONFLICTS OF INTEREST

         Jeffrey H. Fisher is Chairman of the Board, Chief Executive Officer and President of the Company, Frederic M. Shaw is Executive Vice President and Chief Operating Officer of the Company and Messrs. Fisher and Shaw are the shareholders of the JF Lessee. Rolf E. Ruhfus, a Trustee of the Company, founded Summerfield Hotel Corporation, which was sold to Patriot and is now part of the All-Suites Division of Wyndham International, Inc., the shares of which are paired and trade as a single unit with shares of Patriot. In connection with the Patriot acquisition of Summerfield Hotel Corporation, Mr. Ruhfus received an equity interest in Patriot and became a director of Wyndham International, Inc. The Summerfield Lessee and the Summerfield Manager are owned by Patriot. The Company acquired the DeBoer Hotels from Mr. DeBoer, a Trustee of the Company. As a result, there are inherent conflicts of interest in the ongoing lease, acquisition, disposition and operation of the Hotels, and the interests of shareholders may not have been, and in the future may not be, reflected solely in all decisions made or actions taken by officers and Trustees of the Company.

Percentage Leases

         The JF Lessee. The Partnership and the JF Lessee, which is owned by Mr. Fisher (80%) and Mr. Shaw (20%), are parties to Percentage Leases with respect to 53 of the Hotels owned by the Partnership, with each such Percentage Lease having an initial term of at least 10 years. Pursuant to the terms of the Percentage Leases, the JF Lessee is required to pay the greater of Base Rent or Percentage Rent, and is entitled to all profits from the operation of the Hotels after the payment of the rent payable under the Percentage Leases, operating expenses and other expenses (including management fees). Payments of Rent under the Percentage Leases constitute a substantial portion of the Partnership's and the Company's revenues. For the year ended December 31, 1997, the JF Lessee incurred or paid the Partnership an aggregate of approximately $57.5 million in lease payments under the Percentage Leases for the 47 Hotels owned and leased to JF Hotel at year end and had combined net income of approximately $3.5 million from the operation of the Hotels leased by the JF Lessee. In addition to his ownership of the JF Lessee, Mr. Shaw serves as President of, and derives a salary and bonus from, the JF Lessee.

         Franchise Licenses. The JF Lessee holds all of the franchise licenses for the Hotels leased by the JF Lessee (to the extent such hotels have franchise agreements) and are expected to hold any franchise licenses required for subsequently acquired hotels that are leased to the JF Lessee. The JF Lessee pays the franchise fees for all of the Company's Hotels which are leased to the JF Lessee and are subject to franchise fees, except for franchise license application and transfer fees, which are paid by the Partnership. During 1997, the Partnership incurred or paid franchise license application, transfer and related fees for the Hotels in the aggregate amount of approximately $165,600. In addition, in 1996 and 1997, the Partnership loaned to the JF Lessee an aggregate of approximately $530,250, which the JF Lessee was required to make available to Marriott for initial working capital at certain of the Residence Inn by Marriott hotels that are managed by Marriott under management contracts with the JF Lessee. The Partnership's loans to the JF Lessee for working capital at the Marriott-managed hotels bear no interest and are payable on demand.

         Jack P. DeBoer. In November 1996, the Company acquired the seven DeBoer Hotels from the DeBoer Group. Mr. DeBoer and certain of his affiliates have in the past, and continue to be, involved in the development of hotels, including extended-stay hotels. Mr. DeBoer is the President, Chairman of the Board and a major shareholder of Candlewood Hotel Company, Inc. ("Candlewood"), a public hotel company that is the owner, operator and franchisor of Candlewood hotels, an economy extended-stay hotel chain founded by Mr. DeBoer. Hotels developed by Mr. DeBoer and his affiliates, including Candlewood hotels, may compete with the Company's hotels for guests, and other hotel companies with which Mr. DeBoer is affiliated, including Candlewood, may compete with the Company for acquisition opportunities. Accordingly, the interests of the Company and Mr. DeBoer could be different in connection with matters relating to the Company's Hotels or proposed acquisitions that are competitive with hotels owned or being considered for acquisition or development by Mr. DeBoer and his affiliates.

         Rolf E. Ruhfus. In June 1997, the Company acquired the Summerfield Hotels from affiliates of Mr. Ruhfus for a total purchase price of approximately $118.6 million, consisting of (i) approximately $89.5 million in cash and (ii) approximately 1.94 million common units (the "Summerfield Units"), which were assumed to have a value of $15 per Common Unit. The Company leases the Summerfield Hotels to the Summerfield Lessee, which is owned by Patriot. Mr. Ruhfus is a shareholder of Patriot and on the board of Wyndham International, Inc., the shares of which are paired and trade as a single unit with shares of Patriot. For the year ended December 31, 1997, the Summerfield Lessee incurred or paid the Partnership an aggregate of approximately $7.8 million in lease payments under the Percentage Leases for the Summerfield Hotels.

         The Summerfield Hotels include six Summerfield Suites hotels and one Sunrise Suites hotel--which are upscale extended-stay hotels--and two Sierra Suites hotels--which are mid-price extended-stay hotels. Mr. Ruhfus and certain of his affiliates have in the past, and continue to be, involved in the development of hotels, including extended-stay hotels. Mr. Ruhfus is a shareholder of Patriot which is the operator and franchisor of Summerfield Suites and Sierra Suites hotels. Hotels developed by Mr. Ruhfus and his affiliates, or Patriot, including Summerfield Suites and Sierra Suites hotels, may compete with the Company's hotels for guests. Accordingly, the interests of the Company and Mr. Ruhfus could be different in connection with matters relating to the Company's Hotels or proposed acquisitions that are competitive with hotels owned or being considered for acquisition or development by Mr. Ruhfus and his affiliates.

SUMMERFIELD SUITES -- WEST HOLLYWOOD, CALIFORNIA

         The Summerfield Suites -- West Hollywood, California formerly was an apartment/hotel. In obtaining land use approvals for the hotel, the former owners agreed, among other things, that nine apartment residents in the hotel would be permitted to continue residing in the building under their existing, rent-controlled apartment leases. The owners also agreed to conduct business in a manner consistent with the surrounding property uses (primarily residential); specifically, among other things, refuse pick-up and deliveries are prohibited during certain night-time hours, free on-site parking must be provided to hotel employees, functions must be limited to 25 people and at night must be held indoors, limits are placed on the manner and timing of (a) unloading guests in front of the hotel, (b) service of food and alcohol and (c) use of outdoor patio and roof-top deck, and reasonable measures must be taken to assure that noise and odors from the kitchen do not disturb neighbors. The municipality also imposed a fee for occupancy taxes that were then-past due and for the loss of apartment rental units at the building. The approximately $60,000 annual fee is payable through 2009. Under the percentage lease applicable to the hotel, the Summerfield Lessee is responsible for making the payment to the municipality. If the fee is not paid, the municipality may have the right to revert the building from its currently authorized use mix, which includes nine apartment units and the balance permitted for hotel use, to a 50/71 apartment/hotel suite mix, with the reverted apartment units possibly subject to any then-applicable rent control provisions. Any such reversion would have a material adverse affect on the revenues at the hotel, the lease payment payable by the Summerfield Lessee and, therefore, the Company's cash available for distribution to shareholders of the Company.

ADVERSE EFFECT OF SHARES AVAILABLE FOR FUTURE ISSUANCE AND SALE ON MARKET PRICE OF COMMON SHARES

         The Company's Declaration of Trust authorizes the Board of Trustees to issue up to 120,000,000 shares of capital stock, consisting of 100,000,000 Common Shares and 20,000,000 Preferred Shares. The Board of Trustees will be able to issue an aggregate of 49,890,080 unissued and unreserved Common Shares and to classify and issue 15,370,000 unissued Preferred Shares. The Company's acquisition strategy depends in part on access to additional capital through sales and issuances of equity securities. The market price of the Common Shares may be adversely affected by the availability for future sale and issuance of such unissued and unreserved Common Shares and Preferred Shares.

         In addition, the market price of Common Shares may also be adversely affected by the availability for future sale and issuance of 5,840,547 Common Shares that could be issued upon the redemption of Units of the Partnership. The Company has previously effected shelf registrations of 6,876,188 Common Shares issuable to certain Limited Partners of the Partnership upon redemption of their Units so as to permit such shares to be freely tradeable. In addition to effecting a shelf registration for 1,572,861 Common Shares issuable upon redemption of certain of the Summerfield Units in June of 1998 and its obligation to effect a shelf registration for 365,086 Common Shares issuable upon the redemption of certain of the Summerfield Units on or before June 20, 1999, the Company has granted the holders of the Summerfield Units the right to require the Company to effect two underwritten offerings of the Common Shares issuable upon redemption of the Summerfield Units upon demand by the holders thereof. The Company also has entered into an agreement to issue Units in connection with the acquisition of the Acquisition Hotels. The Company has reserved Common Shares for issuance upon redemption of such Units and expects to effect one or more registration statements to permit such shares to be freely traded. The existence of such shelf registration statements and demand registration rights and the ability of holders of Units to receive Common Shares in exchange for their Units and to thereafter sell such Common Shares, may have an adverse effect on the market price of the Common Shares.

         In May 1998, the Company issued the Series A Preferred Shares in the Private Placement. The Series A Preferred Shares are immediately convertible at a rate of 1.4811 Common Shares for each Series A Preferred Share. The conversion of such Series A Preferred Shares may have an adverse effect on the market price of the Common Shares. See "Description of Shares of Beneficial Interest - Series A Preferred Shares" for a description of the Series A Preferred Shares.

COMMON SHARE PRICE FLUCTUATIONS

         A number of factors may adversely influence the price of the Common Shares in public trading markets, many of which are beyond the control of the Company. In particular, an increase in market interest rates will result in higher yields on other financial instruments and may lead purchasers of Common Shares to demand a higher annual distribution rate on the price paid for the Common Shares, which could adversely affect the market price of the Common Shares. As a result, Shares acquired upon the conversion of Series A Preferred Shares could decline in value after the date on which they are issued.


        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth the ratio of earnings to fixed charges and preferred stock dividends.

                                                                                                    Three Months
                                                                                                   ---------------
                                                           Year ended December 31,                 ended March 31,
                                                  ----------------------------------------         ---------------
                                                  1994         1995       1996        1997        1997        1998
                                                  ----         ----       ----        ----        ----        ----
Ratio of earnings to fixed charges......          3.01         2.59       2.21        2.60        2.30        2.01

         The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before gains from sales of property, Common Unit minority interest and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including interest costs capitalized), the amortization of loan origination fees and Class B Preferred Unit distributions.


                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sales of the Series A Preferred Shares or Common Shares by the Selling Shareholders. See "Selling Shareholders" for a list of those persons and entities receiving the proceeds from the sales of the Series A Preferred Shares or Common Shares pursuant to this Prospectus. The Company will not receive any proceeds from the issuance of Common Shares upon conversion of the Series A Preferred Shares.


              DISTRIBUTION POLICY AND PRICE RANGE OF COMMON SHARES

         The Company currently pays regular quarterly distributions to the holders of Common Shares. The Company declared dividends of $0.28 per share for the first quarter of 1998, a 45% increase over the quarterly distribution rate in September 1994. Future distributions paid by the Company will be at the discretion of the Board of Trustees and will depend on the Company's actual cash available for distribution to shareholders of the Company, its financial condition, capital requirements, the distribution requirements under federal income tax provisions for qualification as a REIT and such other factors as the Board of Trustees may deem relevant.

         Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes generally will be taxable to shareholders as ordinary income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital and a reduction of the shareholder's basis in its shares of beneficial interest to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the shareholder's basis in its shares of beneficial interest will have the effect of deferring taxation until the sale of its shares of beneficial interest. The Company has determined that, for federal income tax purposes, approximately 14% of the per share distribution paid on the Common Shares for the year ended December 31, 1997 represented a return of capital to common shareholders.

         The Common Shares were listed for quotation on the Nasdaq National Market until September 24, 1996 under the symbol "NKPR." The Company's Common Shares were listed on the NYSE under the symbol "KPA" commencing September 25, 1996. The following table sets forth for the indicated periods the closing high and low sales prices for the Common Shares and the cash distributions declared per share:

                                                                                                           Cash
                                                                      Price Range                     Distributions
                                                             --------------------------                 Declared
                                                             High                   Low                 Per Share
                                                             ----                   ---                 ---------
1995
----
First Quarter                                              $ 8.625               $ 7.125                 $0.19375
Second Quarter                                               9.125                 8.000                  0.215
Third Quarter                                                9.500                 8.375                  0.215
Fourth Quarter                                               9.625                 8.625                  0.215

1996
----
First Quarter                                               10.250                 8.875                  0.225
Second Quarter                                              10.250                 9.000                  0.225
Third Quarter                                               11.250                 9.500                  0.225
Fourth Quarter                                              13.875                10.500                  0.225

1997
----
First Quarter                                               15.500                13.000                  0.250
Second Quarter                                              15.000                12.875                  0.250
Third Quarter                                               17.188                13.625                  0.260
Fourth Quarter                                              17.500                14.125                  0.260

1998
----
First Quarter                                               16.375                14.500                  0.280
Second Quarter                                              16.875                12.375                  0.280
Third Quarter (through July 7, 1998)                        13.9375               12.875                    --

         On July 7, 1998, the last reported sale price of the Common Shares on the NYSE was $13.75 per share.

                                  THE COMPANY

         Innkeepers USA Trust is the only publicly-traded REIT primarily focused on the multi-brand ownership of upscale extended-stay hotels. The Company currently owns 62 hotels containing an aggregate of 7,439 rooms located in 24 states. The Hotels consist of (i) 45 upscale and two mid-priced extended-stay hotels, including 38 Residence Inn by Marriott hotels, six Summerfield Suites hotels, two Sierra Suites hotels and one Sunrise Suites hotel and (ii) 15 mid-priced limited or full service hotels, including 12 Hampton Inn hotels, one Comfort Inn hotel and one Holiday Inn Express hotel. The Company's primary objective is to acquire high quality hotels in its target markets, which have high barriers to entry and strong demand characteristics.

         For the Company to qualify as a REIT, the Company cannot operate hotels. The Company, therefore, leases all of its Hotels. The Company has implemented a strategy of utilizing multiple lessees and hotel management companies for the operation and management of its hotel properties. The Company leases 53 of the Hotels to the JF Lessee and leases the Summerfield Hotels to the Summerfield Lessee pursuant to the Percentage Leases. The Percentage Leases allow the Company to participate in increased revenue from the Hotels by providing for the payment of Percentage Rent. The JF Lessee has entered into management contracts with Residence Inn by Marriott, a subsidiary of Marriott, the largest operator of upscale extended-stay hotels in the United States, to manage 20 of the Residence Inn by Marriott hotels. The Summerfield Lessee has entered into management contracts with the Summerfield Manager to manage the nine Summerfield Hotels. The Company believes that its third party managers' resources, hotel operations experience and relationships with potential sellers will continue to enhance the Company's ability to grow.

         In April 1998, the Company entered into an agreement to acquire the Acquisition Hotels after the completion thereof. The Acquisition Hotels, which are being developed by Marriott, will contain 810 rooms. The Acquisition Hotels will be acquired for purchase prices aggregating approximately $89 million, an allocable portion of which will be paid at the closing of each Acquisition Hotel. Up to fifteen percent (15%) of the purchase price for each Acquisition Hotel is payable in Common Units, with the number of Common Units to be issued being based on the trading prices of the Common Shares at the time of the closing for the Acquisition Hotel. The Acquisition Hotels are located in the following markets: Chicago/O'Hare, Illinois (192 rooms); South San Jose, California (150 rooms); Gaithersburg, Maryland (132 rooms); Detroit/Livonia, Michigan (112 rooms); Richmond/Northwest, Virginia (104 rooms); and Atlanta/Peachtree, Georgia (120 rooms). Each Acquisition Hotel is located in an existing market in which the Company owns other Hotels. The Acquisition Hotels are scheduled to open at various times throughout 1998. To the extent that any closing of an Acquisition Hotel occurs after its opening date, the purchase price of the Acquisition Hotel may be subject to adjustment. The Company will lease each Acquisition Hotel to the JF Lessee, and the JF Lessee will retain Marriott to manage the Acquisition Hotels. The closing of the acquisition of the Acquisition Hotels is subject to customary conditions and, if consummated, will increase to 44 the number of Residence Inn by Marriott hotels owned by the Company, 26 of which will be managed by Marriott. See "Risk Factors--Acquisition of Hotels with Limited Operating History."

         The Company's executive offices are located at 306 Royal Poinciana Way, Palm Beach, Florida 33480, and its telephone number is (561) 835-1800. The Company also maintains a website at www.innkeepersusa.com.


                                   THE HOTELS

         The Company owns 38 Residence Inn by Marriott hotels, six Summerfield Suites hotels, 12 Hampton Inn hotels, two Sierra Suites hotels, one Comfort Inn, one Holiday Inn Express, one Sunrise Suites hotel and one full service hotel. The Company is the largest REIT owner of Residence Inn by Marriott hotels. Residence Inn by Marriott and Summerfield Suites hotels are upscale, all-suite, extended-stay hotels designed to appeal to business travelers who stay at a hotel for five or more consecutive room nights primarily as a result of relocations, consulting work, corporate training and project assignments. Sierra Suites hotels are mid-priced extended-stay hotels designed to appeal to business travelers. Hampton Inn and Comfort Inn are mid-priced hotels, which are designed for business and leisure travelers. Mid-priced hotels generally minimize public meeting areas and have functional, moderate guest and lobby finishes. All of the Hotels (other than the Sunrise Suites-Tinton Falls, New Jersey) are constructed, maintained and operated in accordance with a comprehensive set of franchisor or manager building, maintenance, operational, recordkeeping and reservation system guidelines designed to ensure uniform service, appearance and quality.


                             THE PERCENTAGE LEASES

         Each Percentage Lease contains provisions similar to those described below, and the Company intends that future percentage leases with respect to additional hotels it may acquire will contain similar provisions.

         Percentage Lease Terms. Each Percentage Lease has a non-cancelable term of at least ten years, subject to earlier termination upon the occurrence of defaults thereunder and certain other events described in the Percentage Lease. Certain of the Percentage Leases contain renewal terms of up to 15 years, at the Lessee's option.

         Amounts Payable Under the Percentage Leases. During the term of each Percentage Lease, the Lessee is obligated to pay to the Partnership (i) the greater of the fixed obligation of the Lessee to pay a sum certain in annual rent under each of the Percentage Leases regardless of the level of room revenue achieved ("Base Rent") or Percentage Rent, and (ii) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). Percentage Rent is based on percentages of room revenues for each of the Hotels. For all Percentage Leases, both the Base Rent and the specified level necessary for the payment of a higher tier of Percentage Rent under the applicable Percentage Lease (the "Revenue Break Point") in each Percentage Rent formula are (a) adjusted annually for inflation and (b) in the case of the certain of the Hotels managed by Marriott, increased to specified levels (not tied to inflation) in the first years after execution. With respect to adjustments for inflation, the adjustment will be calculated at the beginning of each calendar year based upon the change in the CPI during the prior calendar year. The Company receives between 30% and 36.5% of room revenue up to the Revenue Break Point and between 68% and 70% of room revenue in excess of the Revenue Break Point. The Base Rent for seven of the Hotels leased to the Summerfield Lessee reduces in 1999, and beginning in 2000 will adjust annually for inflation.

         Other than real estate and personal property taxes, ground lease rent (where applicable), the cost of certain furniture and equipment and certain capital expenditures, and property and casualty insurance (for the hotels leased by the JF Lessee), which are obligations of the Company, the Percentage Leases require the Lessee to pay Base Rent, Percentage Rent, Additional Charges and the operating expenses of the Hotels (including insurance, utility and other charges incurred in the operation of the Hotels) during the terms of the Percentage Leases. The Percentage Leases also provide for rent reductions and abatements in the event of damage or destruction or a partial taking of any Hotel.

         Maintenance and Modifications. Under the Percentage Leases, the Company is required to pay for capital improvements at each Hotel. In addition, the Percentage Leases obligate the Company to make available to the Lessee for the repair, replacement and refurbishment of furniture and equipment in the Hotels, when and as deemed necessary by the Lessee, an amount equal to 4% or 5% of room revenues, per month on a cumulative basis. The Company's obligation is carried forward to the extent that the Lessee has not expended such amount, and any unexpended amounts remain the property of the Company upon termination of the Percentage Leases. In addition, the Company intends to cause the expenditure of amounts in excess of the obligated amounts if necessary to comply with the reasonable requirements of any franchise license or Marriott Management Agreement and otherwise to the extent that the Company deems such expenditures to be in the best interests of the Company. Otherwise, the Lessee is required, at its expense, to (i) maintain the Hotels in good order and repair, (ii) pay for all operating expenses of the Hotels and (iii) comply with the requirements of any Company loan agreement (to the extent applicable to property operations or cash management), any franchise agreement and (with respect to the JF Lessee) the Marriott Management Agreements.

         The Lessees, at their expense, may make non-capital and capital additions, modifications or improvements to the Hotels, provided that such action does not significantly alter the character or purposes of the Hotels or significantly detract from the value or operating efficiencies of the Hotels. All such alterations, replacements and improvements shall be subject to all the terms and provisions of the Percentage Leases and become the property of the Company upon termination of the Percentage Leases. The Company owns, with respect to the Hotels, substantially all personal property (other than inventory, linens and other nondepreciable personal property) not affixed to, or deemed a part of, the real estate or improvements thereon, except to the extent that ownership of such personal property would cause the rent under a Percentage Lease not to qualify as "rents from real property" for REIT income test purposes.

JF Lessee

         Mr. Fisher is the majority shareholder and Mr. Shaw is the other shareholder of the JF Lessee. The JF Lessee leases 53 of the Hotels and operates 31 of the Hotels. The JF Lessee may not operate any hotels not owned by the Company.

Summerfield Lessee

         The Summerfield Lessee is a subsidiary of Patriot that leases the nine Summerfield Hotels pursuant to the Percentage Leases.

TRADEMARK MATTERS

         HAMPTON INN(R) IS A REGISTERED TRADEMARK OF PROMUS, COMFORT INN(R) IS A REGISTERED TRADEMARK OF CHOICE, RESIDENCE INN BY MARRIOTT(R) IS A REGISTERED TRADEMARK OF MARRIOTT, HOLIDAY INN EXPRESS(R) AND HOLIDAY INN EXPRESS & SUITES(R) ARE REGISTERED TRADEMARKS OF HOLIDAY INN FRANCHISING AND SUMMERFIELD SUITES(R) AND SUNRISE SUITES(R) ARE REGISTERED TRADEMARKS OF SUMMERFIELD. SIERRA SUITES IS A TRADEMARK OF SUMMERFIELD THAT IS THE SUBJECT OF A PENDING REGISTRATION APPLICATION. NONE OF PROMUS, CHOICE, MARRIOTT, HOLIDAY INN FRANCHISING OR SUMMERFIELD HAS ENDORSED OR APPROVED THE OFFERING. A GRANT OF A HAMPTON INN, COMFORT INN, RESIDENCE INN BY MARRIOTT, HOLIDAY INN EXPRESS, HOLIDAY INN EXPRESS & SUITES, SUMMERFIELD SUITES, SIERRA SUITES OR SUNRISE SUITES FRANCHISE LICENSE FOR ANY HOTEL IS NOT INTENDED AS, AND SHOULD NOT BE INTERPRETED AS, AN EXPRESS OR IMPLIED APPROVAL OR ENDORSEMENT BY PROMUS, CHOICE, MARRIOTT, HOLIDAY INN FRANCHISING OR SUMMERFIELD (OR ANY OF THEIR AFFILIATES, SUBSIDIARIES OR DIVISIONS) OF THE COMPANY, THE PARTNERSHIP OR APPROVAL OF THE SERIES A PREFERRED SHARES OR THE SHARES OFFERED HEREBY.

LEGAL PROCEEDINGS

         The Company is not currently involved in any material litigation nor, to the Company's knowledge, is any material litigation currently threatened against the Company or any of the Hotels. The Lessees have advised the Company that they are not currently involved in any material litigation.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

         The summary of certain terms and provisions of the Series A Preferred Shares and the Common Shares issuable upon conversion thereof contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Declaration of Trust, the Company's Bylaws (the "Bylaws") and the Articles Supplementary setting forth the particular terms of the Series A Preferred Shares (the "Articles Supplementary").

         The Declaration of Trust currently authorizes the issuance of up to 120,000,000 shares, consisting of 100,000,000 Common Shares and 20,000,000 preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares"). The Preferred Shares may be issued from time to time in one or more series, without shareholder approval, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption thereof as shall be established by the Board of Trustees. Thus, without shareholder approval, the Company could authorize the issuance of Preferred Shares with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Common Shares.

PREFERRED SHARES

         Preferred Shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board is required by the Maryland REIT Law and the Company's Declaration of Trust to set for each such series, subject to the provisions of the Company's Declaration of Trust regarding Shares-in-Trust, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. The Board could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of delaying, deferring or preventing a takeover or other transaction which holders of some, or a majority, of the Common Shares might believe to be in their best interests or in which holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then market price of such Common Shares.

SERIES A PREFERRED SHARES

         In May 1998, the Company issued the 4,630,000 Series A Preferred Shares in the Private Placement. The Series A Preferred Shares sold to "qualified institutional buyers" ("QIBs"), as defined in Rule 144A by the Initial Purchaser, are eligible for trading among QIBs in the Private Offering, Resale and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc. (the "PORTAL Market").

         The Series A Preferred Shares are validly issued, fully paid and nonassessable. The holders of the Series A Preferred Shares have no preemptive rights with respect to any shares of beneficial interest of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Shares are not subject to any sinking fund or other obligation of the Company to redeem or retire the Series A Preferred Shares. Unless converted by the holders of Series A Preferred Shares or redeemed by the Company, the Series A Preferred Shares have a perpetual term, with no maturity.

         The Series A Preferred Shares currently do not meet all of the eligibility requirements for listing on a national securities exchange or the Nasdaq National Market, and there can be no assurance that such listing will be effected. See "Risk Factors--Risk that Market for Series A Preferred Shares Will Not Develop; No Assurance of Exchange Listing."

Ranking

         The Series A Preferred Shares rank senior to the Junior Shares (as defined below), including the Common Shares, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any

Series A Preferred Shares are outstanding, the Company may not authorize, create or increase the authorized amount of any class or series of shares that ranks prior to or senior to the Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series A Preferred Shares. However, the Company may create additional classes of shares, increase the authorized number of Preferred Shares or issue series of Preferred Shares ranking junior to or on a parity with the Series A Preferred Shares with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up without the consent of any holder of Series A Preferred Shares. See "--Voting Rights" below.

         In November 1996, in a transaction in which the Company purchased seven Residence Inn by Marriott hotels, the Partnership issued the 4,063,329 Class B Preferred Units which the holder can (a) convert into Common Units at any time and (b) cause to be redeemed for Common Shares or, at the election of the Company, an equivalent amount of cash at any time after November 1, 1998. An annual preferred distribution of $1.155 is currently payable on each Class B Preferred Unit. Holders of Class B Preferred Units may convert, on a one-for-one basis, their Class B Preferred Units to Common Units. The Company may issue Parity Shares and, with approval from the holders of two-thirds of the Parity Shares, may issue shares of beneficial interest that rank senior to the Series A Preferred Shares.

Dividends

         Holders of Series A Preferred Shares are entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of funds of the Company legally available for payment thereof, cumulative cash dividends. Such dividends will be in an amount per share equal to the greater of (i) $0.53906 per quarter ($2.15264 per annum) (equal to a rate of 8.625% of the liquidation preference of $25 per Series A Preferred Share (the "Liquidation Preference") per annum) or (ii) the cash dividend (exclusive of non-regular dividends such as a special capital gain distribution) declared on the number of Common Shares (or portions thereof) into which each Series A Preferred Share is convertible (i.e., an amount equal to the number of Common Shares (or portions thereof) into which one Series A Preferred Share is convertible multiplied by the most current quarterly distribution on or before the applicable payment date). Dividends on the Series A Preferred Shares are payable quarterly in arrears on or about the fourth Tuesday of January, April, July and October of each year, commencing July 28, 1998 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Trustees). Each such dividend is payable to holders of record as they appear on the share records of the Company at the close of business on or about the last Friday of December, March, June and September. Any dividends payable on the Series A Preferred Shares for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are cumulative from the most recent dividend payment date to which full dividends have been paid, whether or not in any dividend period or periods such dividends shall be declared or there shall be funds of the Company legally available for the payment of such dividends. Accumulations of dividends on Series A Preferred Shares will not bear interest.

         The Company contributed the net proceeds of the sale of the Series A Preferred Shares to the Partnership in exchange for an equal number of Series A Preferred Units in the Partnership, the economic terms of which are substantially identical to those of the Series A Preferred Shares. The Partnership is required to make all required distributions on the Series A Preferred Units (which will mirror the payments of distributions, including accrued and unpaid distributions upon redemption, and of the liquidation preference amount on the Series A Preferred Shares) prior to any distribution of cash or assets to the holders of the Common Units or to the holders of any other interests in the Partnership, except for (a) any other series of preferred units ranking on a parity with the Series A Preferred Units as to distributions or liquidation rights, including the Class B Preferred Units, and (b) distributions required to enable the Company to maintain its qualification as a REIT.

         No dividend will be declared or paid or other distribution of cash or other property declared or made directly by the Company or any person acting on behalf of the Company on Parity Shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series A Preferred Shares for all prior and contemporaneous dividend periods; PROVIDED, HOWEVER, that if accumulated and accrued dividends on the Series A Preferred Shares for all prior and contemporaneous dividend periods have not been paid in full then any dividend declared on the Series A Preferred Shares for any dividend period and on any Parity Shares will be declared ratably in proportion to accumulated, accrued and unpaid dividends on the Series A Preferred Shares and such Parity Shares.

         No distributions on the Series A Preferred Shares shall be authorized by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Distributions on the Series A Preferred Shares will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Shares will not bear interest and holders of the Series A Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions as described above.

         The Company will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares (as defined below) (other than in Junior Shares) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Company or any subsidiary, a conversion into or exchange for Junior Shares or redemptions for the purpose of preserving the Company's qualification as a
REIT), unless (A) all cumulative dividends with respect to the Series A Preferred Shares and any shares at the time such dividends are payable have been paid or such dividends have been declared and funds have been set apart for payment of such dividends and (B) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series A Preferred Shares and any Parity Shares.

         Any distribution payment made on the Series A Preferred Shares shall first be credited against the earliest accrued but unpaid distribution due with respect to such shares which remains payable.

         If, for any taxable year, the Company elects to designate as "capital gain distributions" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the distributions paid or made available for the year to the holders of all classes of shares (the "Total Distributions"), then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total distributions (within the meaning of the Code) paid or made available to the holders of the Series A Preferred Shares for the year and the denominator of which shall be the Total Distributions.

         As used herein, (i) the term "dividend" does not include dividends payable solely in Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, and (ii) the term "Junior Shares" means the Common Shares, and any other class of shares of beneficial interest of the Company now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series A Preferred Shares.

Redemption

         Except as otherwise provided under the Declaration of Trust to protect the Company's status as a REIT or to prevent the Company's assets from being deemed plan assets ("Plan Assets") under the plan asset regulation promulgated by the Department of Labor under ERISA at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulation"), Series A Preferred Shares will not be redeemable by the Company prior to May 18, 2003. On and after May 19, 2003, the Company, at its option upon not less than 30 nor more than 60 days' written notice, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time at a price equal to the Liquidation Preference plus accrued and unpaid dividends, payable at the Company's option in (i) Common Shares, equal in number to the Liquidation Preference plus accrued and unpaid dividends divided by the average closing price of the

Common Shares on the NYSE for the 10 days prior to the business day immediately preceding the date of redemption, or (ii) cash.

         Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Shares to be redeemed at their respective addresses as they appear on the Shares transfer records of the Company. The redemption date will be a date selected by the Company not less than 30 nor more than 60 days after the date on which the Company mails such notice. If fewer than all of the shares of Series A Preferred Shares are to be redeemed, the shares to be redeemed may be selected by lot or pro rata or by any other method determined by the Board of Trustees.

         The notice of redemption mailed to holders of the Series A Preferred Shares shall state, among other things, (i) that the Company has elected to redeem such Series A Preferred Shares, (ii) the date fixed for redemption, (iii) the number of Series A Preferred Shares to be redeemed (and, if fewer than all the outstanding Series A Preferred Shares are to be redeemed, the number of Series A Preferred Shares to be redeemed from such holder) and (iv) the place(s) where (or the manner in which) the Series A Preferred Shares are to be surrendered for payment.

         In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of the Series A Preferred Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any Series A Preferred Shares called for redemption.

         In the event that full cumulative dividends on the Series A Preferred Shares and any shares have not been paid or declared and set apart for payment, the Series A Preferred Shares may not be redeemed in part and the Company may not purchase, redeem or otherwise acquire Series A Preferred Shares or any Parity Shares other than in exchange for Junior Shares; provided, however, that the foregoing shall not prevent the purchase by the Company of Shares-in-Trust or the redemption (described below) of Series A Preferred Shares owned by Benefit Plan Investors in order to ensure that the Company continues to meet the requirements for qualification as a REIT or to prevent the Company's assets from being deemed Plan Assets under the Plan Asset Regulation. See "--Restrictions on Ownership."

         On and after the date fixed for redemption, provided that the Company has made available at the office of the Registrar and Transfer Agent a sufficient amount of cash or Common Shares to effect the redemption, dividends will cease to accrue on the Series A Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend record date and prior to the related payment date, holders of Series A Preferred Shares on the dividend record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Shares shall cease except the right to receive any cash or Common Shares payable upon such redemption, without interest from the date of such redemption. At the close of business on the redemption date, each holder of Series A Preferred Shares (unless the Company defaults in the delivery of the cash or Common Shares) will be, without any further action, deemed a holder of the amount of cash or Common Shares, as the case may be, for which such Series A Preferred Shares are redeemable.

         Fractional Common Shares will not be issued upon redemption of the Series A Preferred Shares, but, in lieu thereof, the Company will pay a cash adjustment based on the average of the closing prices of the Common Shares on the ten (10) trading days prior to the business day immediately preceding the date fixed for redemption.

         At any time prior to such time, if ever, as the Series A Preferred Shares qualify as a "publicly offered security" under the Plan Asset Regulation, or qualify for another exception from the "look-through" rule, if the Company determines that, as a result of transfers, conversions or otherwise, (i) employee benefit plans (as defined in Section 3(3) of ERISA), whether or not they are subject to Title I of ERISA;
(ii) plans described in Section 4975 of the Code; (iii) entities whose underlying assets include Plan Assets by reason of a Plan's investment in such entity (including, but not limited to, an insurance company general account); and (iv) entities that otherwise constitute "benefit plan investors" within the meaning of the Plan Asset Regulation ("Benefit Plan Investors") own 20% of the aggregate number of outstanding Series A Preferred Shares (excluding for this purpose any shares held by persons exercising investment management authority over the assets of the Company or providing investment advice for a fee with respect to such assets and any affiliates of such persons), the Company will have the right to cause Series A Preferred Shares that are held by Benefit Plan Investors to be redeemed so that following such redemption Benefit Plan Investors own less than 25% of the outstanding Series A Preferred Shares (excluding for this purpose any shares held by persons exercising investment management authority over the assets of the Company or providing investment advice for a fee with respect to such assets and any affiliates of such persons). No such redemption may reduce Benefit Plan Investor ownership to less than 20% of the Series A Preferred Shares. Any such redemption will follow the redemption procedures set forth herein, except that the redemption date may be fewer than 30 days after the first notice of redemption to the extent necessary to prevent the Company's assets from being deemed Plan Assets and the redemption price shall be the fair market value of such Series A Preferred Shares, as determined by the Board of Trustees in its sole discretion. If fewer than all the outstanding Series A Preferred Shares that are held by Benefit Plan Investors are to be redeemed, the number of Series A Preferred Shares to be redeemed will be determined by the Board of Trustees and such shares will be redeemed on a pro-rata basis from the holders of such shares that are Benefit Plan Investors in proportion to the number of Series A Preferred Shares held by such holders or by any other method as may be determined by the Board of Trustees in its sole discretion. See "--Restrictions on Ownership--ERISA-Related Restrictions" and "ERISA Considerations."

Liquidation Preference

         The holders of Series A Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Liquidation Preference plus an amount per Series A Preferred Share equal to all dividends accrued and unpaid (whether or not declared) thereon to the date of final distribution to such holders, and no more.

         Until the holders of the Series A Preferred Shares have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of the Company. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Shares are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other shares of Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Shares and any such Shares ratably in accordance with the respective amounts which would be payable on such Series A Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of the Company with another corporation, (ii) a statutory share exchange by the Company or (iii) a sale or transfer of all or substantially all of the Company's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

Voting Rights

         Except as indicated below, the holders of Series A Preferred Shares have no voting rights.

         If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any other Parity Shares are in arrears, whether or not earned or declared, the number of Trustees then constituting the Board of Trustees of the Company will be increased by two and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional Trustees to serve on the Company's Board of Trustees at an annual meeting of shareholders or a properly called special meeting of the holders of the Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders (or special meeting held in place thereof at which Trustees are to be elected) until all such dividends and dividends for the current quarterly period on the Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment, at which time such two additional Trustees shall resign from the Board of Trustees.

         The approval of two-thirds of the outstanding Series A Preferred Shares (which do not include any Class B Preferred Units issued by the Partnership), either at a meeting of shareholders or by written consent, is required in order to amend the Declaration of Trust and Articles Supplementary to affect materially and adversely the rights, preferences or voting powers of the holders of the Series A Preferred Shares or to authorize, create or increase the authorized amount of, any class of Shares having rights senior to the Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the series of Parity Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series affected is required in lieu of the consent of the holders of two-thirds of the Parity Shares as a class). However, the Company may create additional classes of Parity Shares and Junior Shares, increase the authorized number of shares of Parity Shares and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

Conversion Rights

         Series A Preferred Shares are convertible, in whole or in part, at any time, at the option of the holders thereof, into authorized but previously unissued Common Shares at a conversion price of $16.8794 per Common Share (equivalent to a conversion rate of 1.4811 Common Shares for each Series A Preferred Share), subject to adjustment as described below ("Conversion Price"). The right to convert Series A Preferred Shares called for redemption will terminate at the close of business on the redemption date. For information as to notices of redemption, see "--Redemption" above. See "--Common Shares" for a description of the Company's Common Shares.

         Conversion of Series A Preferred Shares, or a specified portion thereof, may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Company or in blank, to the office or agency to be maintained by the Company for that purpose. Currently, such office is the principal corporate trust office of Harris Trust and Savings Bank, the transfer agent, registrar, dividend disbursing agent, conversion agent and redemption agent for the Series A Preferred Shares.

         Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and notice shall have been received by the Company as aforesaid (and if applicable, payment of any amount equal to the dividend payable on such shares shall have been received by the Company as described below) and the conversion shall be at the Conversion Price in effect at such time and on such date.

         Holders of Series A Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such dividend record date and prior to such dividend payment date. However, Series A Preferred Shares surrendered for conversion during the period between the close of business on any dividend record date and ending with the opening of business on the corresponding dividend payment date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period or coinciding with such dividend payment date, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of Series A Preferred Shares on a dividend record date who (or whose transferee) tenders any such shares for conversion into Common Shares on such dividend payment date will receive the dividend payable by the Company on such Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series A Preferred Shares for conversion. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

         Fractional Common Shares will not be issued upon conversion but, in lieu thereof, the Company will pay a cash adjustment based on the current market price of the Common Shares on the trading day immediately preceding the conversion date.

Conversion Price Adjustments

         The Conversion Price is subject to adjustment upon certain events, including (i) the payment of dividends (and other distributions) payable in Common Shares on any class of shares of beneficial interest of the Company, (ii) the issuance to all holders of Common Shares of certain rights or warrants entitling them to subscribe for or purchase Common Shares at a price per share less than the fair market value (as defined in the Articles Supplementary per Common Share, (iii) subdivisions, combinations and reclassifications of Common Shares and (iv) distributions to all holders of Common Shares of evidences of indebtedness of the Company or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii) or
(iii) above and dividends and distributions paid in cash). In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of Shares or share rights will not be taxable to the holders of the Common Shares or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

         In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Common Shares or sale of all or substantially all of the Company's assets), in each case as a result of which Common Shares will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares of beneficial interest, securities and other property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Common Shares or fraction thereof into which one Series A Preferred Share was convertible immediately prior to such transaction (assuming such holder of Common Shares failed to exercise any rights of election and received per Common Share the kind and amount of shares of beneficial interest, securities or other property received per Common Share by a plurality of non-electing Common Shares). The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

         No adjustment of the Conversion Price is required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

Restrictions on Ownership

         REIT-Related Restrictions. For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). To ensure that the Company will comply with those share ownership rules, the Declaration of Trust contains provisions that restrict the ownership and transfer of the Company's shares of beneficial interest. With certain exceptions, the Declaration of Trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number of outstanding Preferred Shares of any series or more than 9.8% of the number of outstanding Common Shares. Shares owned in excess of such limits shall be deemed "Shares-in-Trust" pursuant to the Company's Declaration of Trust, in which case the holder will lose certain ownership rights with respect to such shares and the Company will have the right to purchase such Excess Shares from the holder. Due to the attribution rules that exist with respect to these ownership restrictions, persons holding, or treated as holding under the relevant attribution rules, Series A Preferred Shares will be treated, for purposes of the ownership restrictions, as owning the Common Shares into which their Series A Preferred Shares can be converted even prior to such conversion. Accordingly, potential purchasers should take their direct and constructive ownership of Common Shares into account in determining whether they can hold Series A Preferred Shares without violating the ownership limit with respect to Common Shares.

ERISA-Related Restrictions.

         In order to preclude the application of certain fiduciary responsibility and prohibited transaction rules under ERISA and the Code to the Company and its management as a result of investment in the Series A Preferred Shares by Benefit Plan Investors, such investment must remain at a level below the 25% Threshold (as defined herein). If such rules were to apply, certain transactions that the Company might enter into, or might have entered into, in the ordinary course of business might have to be foregone or rescinded. The Articles Supplementary contain provisions that restrict the ownership and transfer of the Series A Preferred Shares by Benefit Plan Investors. Benefit Plan Investors, as a group, may not own more than the 25% Threshold. Any transfers to Benefit Plan Investors that would increase aggregate Benefit Plan Investor ownership of the Series A Preferred Shares over the 25% Threshold will be void AB INITIO. In addition, any Series A Preferred Shares owned by Benefit Plan Investors in excess of the 25% Threshold will be deemed Shares-in-Trust. The Company shall have the right to purchase such Shares-in-Trust for their fair market value, as determined by the Board of Trustees in its sole discretion. For a more detailed discussion of the ERISA-related restrictions on ownership, see "ERISA Considerations."

Transfer Agent, Registrar, Dividend Disbursing Agent, Conversion Agent And Redemption Agent

         Harris Trust and Savings Bank, Chicago, Illinois, is the transfer agent, registrar, dividend disbursing agent, conversion agent and redemption agent for the Series A Preferred Shares.

COMMON SHARES

         All Common Shares issuable upon conversion or redemption of the Series A Preferred Shares will be duly authorized, fully paid and nonassessable when issued. Subject to the preferential rights of any other shares or series of shares of beneficial interest and to the provisions of the Company's Declaration of Trust, holders of Common Shares are entitled to receive dividends if, as and when authorized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the remaining assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company intends to pay quarterly dividends to holders of its Common Shares.

         Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees (except as provided below under "--Voting Rights".

         Holders of Common Shares have no conversion, sinking fund, redemption rights or any preemptive rights to subscribe for any securities of the Company.

         Common Shares have equal dividend, distribution, liquidation and other rights, and have no preference, exchange or, except as expressly required by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), appraisal rights.

         Pursuant to Title 8, a real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Company's Declaration of Trust provides for approval by a majority of all the votes entitled to be cast on the matter in all situations permitting or requiring action by the shareholders except with respect to: (a) the voluntary termination by the Company of its status as a real estate investment trust or revocation of its election to be taxed as a real estate investment trust (which requires the affirmative vote of two-thirds of the number of Common Shares entitled to vote on such matter at a meeting of the shareholders of the Company); (b) the removal of trustees (which requires the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of Trustees); (c) the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain circumstances specified in the Declaration of Trust which require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and (d) the termination of the Company (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter). A declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), or Title 8 without any action by the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees.

         The Transfer Agent, registrar and dividend disbursing agent for the Common Shares is Harris Trust and Savings Bank. The Common Shares are traded on the NYSE under the symbol "KPA." The Company will apply to the NYSE to list the additional Common Shares to be issued upon conversion or redemption of the Series A Preferred Shares.

BUSINESS COMBINATIONS

         Under the Maryland General Corporation Law ("MGCL"), as applicable to Maryland REITs, certain "business combinations" (including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities) between Maryland REITs and any person who beneficially owns 10% or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the trust (an "Interested Shareholder") or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (b) two-thirds of votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder.

CONTROL SHARE ACQUISITIONS

         The MCGL, as applicable to Maryland REITs, provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees to the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver and acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitle to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

         The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of beneficial interest. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

INDEMNIFICATION OF TRUSTEES AND OFFICERS

         Title 8 permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Title 8.

         The Declaration of Trust of the Company obligates it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) present or former trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

         Title 8 permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they maybe made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.


                              REGISTRATION RIGHTS

         The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement.

         Pursuant to the Registration Rights Agreement, the Company has agreed with the Initial Purchaser, for the benefit of holders of the Series A Preferred Shares and of any Common Shares issued upon the conversion thereof, that the Company will, at its cost, use its best efforts to keep the Registration Statement effective until May 18, 2000 (or such period that will terminate when all Series A Preferred Shares and Common Shares covered by the Registration Statement have been sold pursuant to the Registration Statement).

         The Company will provide to each Selling Shareholder copies of the prospectus that is a part of the Registration Statement and take certain other actions as are required to permit unrestricted resales of the Series A Preferred Shares or the Common Shares covered thereby, as the case may be. A Selling Shareholder selling Series A Preferred Shares or Common Shares pursuant to the Registration Statement generally will be required to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Selling Shareholder (including certain indemnification obligations). Additionally, prospective investors should be aware that if such a Selling Shareholder wishes to sell such Series A Preferred Shares or Common Shares through a broker-dealer, the broker-dealer may be unwilling to proceed with such sale unless the Selling Shareholder indemnifies it against certain securities law liabilities such broker-dealer may face as a result of participating in a registered distribution.

         If there is a Registration Default, Special Distributions will be payable quarterly in arrears to holders of Series A Preferred Shares or Common Shares entitled to such registration under the Registration Rights Agreement (in addition to the regular distribution accruing or payable on such shares) and will accrue beginning (and including) the date on which any such Registration Default shall occur and ending (but excluding) the date on which all Registration Defaults have been cured. Special Distributions will accrue at a rate of $0.0625 (equivalent to 0.25% of the liquidation preference) per annum per Series A Preferred Share during the 90-day period immediately following the occurrence of any Registration Default, which rate shall increase by $0.0625 (equivalent to 0.25% of the liquidation preference) per annum per Series A Preferred Share at the beginning of each subsequent 90-day period, but in no event shall the Special Distribution exceed $0.25 per Series A Preferred Share (equivalent to 1.00% of the liquidation preference) in any twelve-month period. Special Distributions will accrue on any Common Shares into which the Series A Preferred Shares have been converted or redeemed, at a rate adjusted to provide the holder thereof with the same economic benefit as though such Common Shares had not been converted or redeemed from Series A Preferred Shares.

                BENEFIT PLAN OWNERSHIP AND TRANSFER RESTRICTIONS

         No employee benefit plan or other arrangement that is subject to ERISA, or Section 4975 of the Code (a "Plan"), no entity whose underlying assets include assets of a Plan pursuant to 29 C.F.R. Section 2510.3-101 or otherwise (a "Plan Entity"), and no person investing the assets of any Plan or Plan Entity, may purchase or hold the Series A Preferred Shares (or any interest therein) at any time unless all of the funds to be used to acquire the Series A Preferred Shares satisfy one of the following conditions (the "Conditions"): (i) such funds constitute the assets of a governmental plan (as defined in Section 3(32) of ERISA and Section 414(d) of the Code); (ii) such funds constitute the assets of an "insurance company general account," "bank collective investment fund," or "insurance company pooled separate account," as respectively defined in U.S. Department of Labor prohibited transaction class exemption ("PTCE") 95-60, 91-38 or 90-1, and the acquisition and holding of Series A Preferred Shares by such account or fund satisfy the requirements of, and are entitled to complete relief under, each such applicable PTCE; or (iii) such funds are managed by an "in-house asset manager" or a "qualified professional asset manager" as respectively defined in PTCE 96-23 or 84-14, and the acquisition and holding of Series A Preferred Shares satisfy the requirements of, and are entitled to complete relief under, each such applicable PTCE. By its purchase and/or holding of the Series A Preferred Shares (or any interest therein), each purchaser and holder (and, if the purchaser or holder is an insurance company general account, a bank collective investment fund, or an insurance company pooled separate account, or an investment fund managed by an in-house asset manager or a qualified professional asset manager, each fiduciary with respect to the assets used to acquire the Series A Preferred Shares) shall be deemed to have represented, covenanted and warranted that: it is not acquiring or holding the Series A Preferred Shares for or on behalf of, or with the assets of, a Plan or Plan Entity, or that if it is acquiring or holding the Series A Preferred Shares for or on behalf of, or with the assets of, a Plan or Plan Entity, that all of the funds to be used to acquire the Series A Preferred Shares satisfy one of the Conditions; and, it will not transfer the Series A Preferred Shares to any Plan or Plan Entity without the prior written consent of the Company and unless all of the funds to be used to acquire the Series A Preferred Shares satisfy one of the Conditions.

                              OWNERSHIP LIMITATION

         For the Company to qualify as a REIT under the Code, shares of beneficial interest in the Company must be held by a minimum of 100 persons for at least 335 days in each taxable year subsequent to 1994 or during a proportionate part of a shorter taxable year. In addition, at all times during the second half of each taxable year subsequent to 1994, no more than 50% in value of the shares of beneficial interest of the Company may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals (the "5/50 Rule").

         The Ownership Limitation provides that, subject to certain exceptions specified in the Declaration of Trust, no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the outstanding Common Shares or more than 9.8% of the outstanding shares of any series of Preferred Shares. Generally, the shares of beneficial interest owned by related or affiliated owners will be aggregated for purposes of the Ownership Limitation. The Ownership Limitation will likely have the effect of discouraging a takeover or other transaction in which the holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise desirable.

         If any shareholder purports to transfer Common or Preferred Shares to a person and the transfer, if effective, would result in (i) a person owning Common or Preferred Shares, directly or constructively, in excess of the Ownership Limitation, (ii) the Common and Preferred Shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) the Company being "closely held" within the meaning of
Section 856(h) of the Code, or (iv) the Company constructively owning 10% or more of the ownership interests in a tenant of its real property, within the meaning of Section 856(d)(2)(B) of the Code, the purported transfer shall be void ab initio, the intended transferee of such shares will be deemed never to have had an interest in such shares, and such shares will be designated "Shares-in-Trust." Furthermore, the Company shall be deemed to have been offered Shares-in-Trust for purchase at the lesser of the Market Price (defined below) on the date the Company accepts the offer and the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift, devise, or non-transfer event (as defined in the Declaration of Trust), the market price on the date of such gift, devise, or non-transfer event). Therefore, the recordholder of shares of beneficial interest in excess of the Ownership Limitation will experience a financial loss when such shares are redeemed, if the market price falls between the date of purchase and the date of redemption.

         "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported to the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common or Preferred Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common or Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common or Preferred Shares selected by the Board of Trustees. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading is open for the transaction of business or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         Any person who acquires or attempts to acquire Common Shares or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common Shares or Preferred Shares that were transferred to a share trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

         All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to the regulations under the Code) of the outstanding Common Shares and Preferred Shares must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of Common Shares and Preferred Shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

         The Ownership Limitation generally will not apply to the acquisition of Common Shares or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Trustees may direct, may exempt a person from the Ownership Limitation under certain circumstances. The Board of Trustees has granted exemptions from the Ownership Limitation, subject to certain other ownership restrictions, in the case of certain mutual fund investment families. The foregoing restrictions will continue to apply until (i) the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a real estate investment trust and (ii) there is an affirmative vote of two-thirds of the number of Common Shares and Preferred Shares entitled to vote on such matter at a regular or special meeting of the shareholders of the Company.

         All certificates representing Common Shares or Preferred Shares will bear a legend referring to the restrictions described above.

                              SELLING SHAREHOLDERS

         The Selling Shareholders are the holders listed below and their transferees, pledgees, donees or other successors, if not identified hereunder, then so identified in supplements to this Prospectus. The following table sets forth, as of a recent practicable date prior to the effectiveness of the Registration Statement of which this Prospectus forms a part, certain information with respect to the Selling Shareholders named below and the respective number of Series A Preferred Shares and Common Shares issuable upon the conversion of Series A Preferred Shares owned by each Selling Shareholder that may be offered pursuant to this Prospectus. Because each of the Selling Shareholders may offer all, some or none of the Series A Preferred Shares or Common Shares issuable upon conversion of the Series A Preferred Shares, and because the offering contemplated by this Prospectus is currently not being underwritten, no estimate can be given as to the number of Series A Preferred Shares or Common Shares issuable upon conversion of the Series A Preferred Shares will be held by each of the Selling Shareholders upon or prior to termination of this offering. Such information has been obtained from the Selling Shareholders.

                                                                           Series A Preferred     Common Shares
                                                     Series A Preferred     Shares Registered       Registered
              Selling Shareholders                      Shares Owned            Hereunder            Hereunder
              --------------------                      ------------            ---------            ---------

EVEREN Securities, Inc.                                      30,000               30,000               44,433




JF Hotel, Inc.                                               20,500(1)            20,500               30,363

The Jerome and Anne C. Fisher Charitable                     10,000(2)            10,000               14,811
Foundation

Wichita Consulting Company, L.P.                              7,500(3)             7,500               11,108

Miles Berger                                                  4,000(4)             4,000                5,924

Jack P. DeBoer                                                4,000(5)             4,000                5,924

The C. Gerald Goldsmith 1993 Trust                            2,000(6)             2,000                2,962

David Bulger                                                  1,000(7)             1,000                1,481

Gregory M. Fay                                                  500(8)               500                  741

Mark A. Murphy                                                  500(9)               500                  741

--------------------
(1) Jeffrey H. Fisher, Chairman of the Board of Trustees, Chief Executive Officer and President of the Company, owns 80% of the common stock of JF Hotel, Inc., and Frederic M. Shaw, Executive Vice President and Chief Operating Officer of the Company, owns 20% of the common stock of JF Hotel, Inc.
(2) The trustees of The Jerome and Anne C. Fisher Charitable Foundation are the parents of Mr. Fisher.
(3) Mr. Ruhfus, a member of the Board of Trustees of the Company, owns all of the partnership interests of Wichita Consulting Company, L.P.
(4)      Mr. Berger is a trustee of the Company.
(5)      Mr. DeBoer is a trustee of the Company.
(6) The trustee of the C. Gerald Goldsmith 1993 Trust is a trustee of the Company.
(7)      Mr. Bulger is the Chief Financial Officer and Treasurer of the Company.
(8) Mr. Fay is the Chief Accounting Officer and Vice President of Accounting of the Company.

(9)      Mr. Murphy is the General Counsel and Secretary of the Company.


         Each Selling Shareholder is registering the entire amount of the Series A Preferred Shares and Common Shares set forth opposite its name above. To the extent required, the specific amount of Series A Preferred Shares or shares to be sold by a Selling Shareholder in connection with a particular offer pursuant to this Prospectus will be set forth in an accompanying Prospectus Supplement.

         The Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities arising under the Securities Act. The Company has agreed to pay all expenses incident to the offer and sale of the Series A Preferred Shares and the Common Shares to the public other than selling commissions and fees charged to them by their agent, dealer or underwriter or by their attorneys and accountants. See "Plan of Distribution."


                              ERISA CONSIDERATIONS

         ERISA imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to Part 4 of Subtitle B of Title I of ERISA, including entities such as collective investment funds and insurance company separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. The fiduciaries of an ERISA Plan should consider, among other things, the matters described below before determining whether to invest in Series A Preferred Shares.

         ERISA imposes certain general and specific responsibilities on fiduciaries with respect to an ERISA Plan. Those responsibilities include satisfaction of the prudence and diversification requirements of ERISA and compliance with prohibited transaction and other rules and standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that the fiduciaries of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in the Series A Preferred Shares, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Series A Preferred Shares may be too illiquid or too speculative for a particular ERISA Plan particularly in light of the Shares-in-Trust provisions described above, and whether the assets of the ERISA Plan would be sufficiently diversified.

         Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code. NO PLAN MAY ACQUIRE SERIES A PREFERRED SHARES WITHOUT THE COMPANY'S PRIOR WRITTEN CONSENT, WHICH CONSENT MAY BE WITHHELD IN THE COMPANY'S SOLE DISCRETION. Each investor that is a Plan or is using Plan Assets will be required to represent in connection with its investment in shares of beneficial interest of the Company that such investment will not result in a non-exempt "prohibited transaction."

         The DOL--the government agency primarily responsible for administering the ERISA fiduciary rules and the prohibited transaction rules under ERISA and the Code--has issued the Plan Asset Regulation that, under specified circumstances, requires persons investing in an entity for the benefit of a Plan or with Plan Assets to "look through" certain types of entities (such as the Company) that are not "operating companies" as defined in the Plan

Asset Regulation, and treat as an "asset" of the Plan each underlying investment made by such entity. The Plan Asset Regulation provides, however, that if equity participation in any entity by Benefit Plan Investors is not significant then the "look-through" rule will not apply to such entity. Equity participation by Benefit Plan Investors in an entity is significant if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity (calculated by excluding the value of any interest held by certain parties exercising control over the assets of the entity or who provide investment advice to the entity for a fee, or any affiliates thereof) is held by Benefit Plan Investors (the "25% Threshold").

         As an exception to the above rules, Benefit Plan Investor ownership of a "publicly offered security" of the Company will not cause the "look-through" rule to apply to the Company. The Series A Preferred Shares do not currently qualify as a publicly-offered security. The Plan Asset Regulation defines a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Exchange Act, as amended or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which such offering occurred). A security will be "widely held" only if it is part of a class of securities that is owned by 100 or more investors who are independent of the issuer and of one another. A security will not fail to be widely held if the number of investors falls below 100, after achieving such level, as a result of events beyond the issuer's control. The Company anticipates, although there is no assurance, that at some point in time, the Series A Preferred Shares will become widely held and, as a result, will qualify as a publicly-offered security, assuming such shares are "freely transferable."

         The Plan Asset Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulation further provides that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with the Registration Statement) certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulation as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or an entity acting on behalf of the issuer. The Company believes that the restrictions imposed under the Declaration of Trust and Articles Supplementary on the transfer of the Company's shares will not result in the failure of the Series A Preferred Shares to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Series A Preferred Shares other than those enumerated in the Plan Asset Regulation as those not affecting free transferability. However no assurance can be given that the DOL or the United States Department of Treasury would not reach a contrary conclusion.

         Assuming that the Series A Preferred Shares will be "widely held" at some point in time and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Series A Preferred Shares, the Series A Preferred Shares at such point in time should qualify as publicly-offered securities and, accordingly, the assets of the Company should not be deemed to be Plan Assets of any Plan that invests in the Series A Preferred Shares. Prior to the time the Series A Preferred Shares qualify as a publicly-offered security, the Company will use reasonable efforts to maintain the ownership interests in Series A Preferred Shares held by Benefit Plan Investors at a level below the 25% Threshold. The Articles Supplementary provide that no Benefit Plan Investor may acquire Series A Preferred Shares without the Company's prior written consent (which consent may be withheld in the Company's sole discretion) prior to such shares qualifying as a publicly-offered security or availability of another exception to the "look-through" rule. The Company may refuse such consent in its sole and absolute discretion. Notwithstanding such prohibition on acquisitions, aggregate Benefit Plan Investor ownership may increase as a result of conversions by non-Benefit Plan Investors. To prevent such increases from causing ownership by Benefit Plan Investors to meet the 25% Threshold, the Articles Supplementary further provide that the Company may, at any time when Benefit Plan Investor ownership of the Series A Preferred Shares exceeds 20%, redeem shares held by Benefit Plan Investors on a pro-rata basis (or any other method determined by the Board of Trustees in its sole discretion) so that Benefit Plan Investors, as a group, own less than 25% of the Series A Preferred Shares (but in no event may such redemptions reduce Benefit Plan Investor ownership to less than 20% of the Series A Preferred Shares). See "Description of Shares of Beneficial Interest--Series A Preferred Shares--Redemption."

         Finally, the Articles Supplementary provide that if aggregate Benefit Plan Investor ownership of the Series A Preferred Shares exceeds the 25% Threshold, the Series A Preferred Shares held by Benefit Plan Investors shall be deemed to be Shares-in-Trust, pro-rata, to the extent necessary to reduce aggregate Benefit Plan Investor ownership of the Series A Preferred Shares to below the 25% Threshold. In that case, the purported owners will lose certain ownership rights with respect to the Shares-in-Trust and the Company will have the right to purchase such Shares-in-Trust for their fair market value (as determined by the Board of Trustees in its sole discretion), which proceeds shall be payable to the purported owner. The Shares-in-Trust provisions shall cease to apply at any time after the Series A Preferred Shares qualify as a publicly-offered security or another exception to the "look-through" rules of the Plan Asset Regulation applies. See "Description of Shares of Beneficial Interest--Series A Preferred Shares--Restrictions on Ownership--ERISA-Related Restrictions"

         There can be no assurance, however, that ownership of Series A Preferred Shares by Benefit Plan Investors will always remain below the 25% Threshold. If for any reason the assets of the Company are deemed to be Plan Assets of a Plan because one or more Benefit Plan Investors is an owner of shares of beneficial interest in the Company, certain transactions that the Company might enter into, or may have entered into, in the ordinary course of its business might constitute non-exempt "prohibited transactions" under Section 406 of ERISA and/or Section 4975 of the Code and might have to be rescinded.

         Regardless of whether the assets of the Company are deemed to be Plan Assets, the acquisition of Series A Preferred Shares or Common Shares by a Plan could, depending upon the facts and circumstances of such acquisition, result in a prohibited transaction if the Company or any of its affiliates were to be a party in interest or a disqualified person with respect to the Plan. Such a prohibited transaction may, however, be treated as exempt under ERISA and the Code if Series A Preferred Shares or Common Shares were acquired pursuant to and in accordance with one or more PTCEs issued by the DOL, such as PTCE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (a class exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTCE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers) and PTCE 96-23 (a class exemption for certain transactions determined by in-house asset managers). If the purchase of Series A Preferred Shares or Common Shares were to be a non-exempt prohibited transaction, the purchase might have to be rescinded.

         In this regard, any potential investor that is an insurance company investing assets out of its general account should consider the United States Supreme Court's decision in John Hancock Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of a Plan for certain purposes. In addition, the Small Business Job Protection Act of 1996 added a new section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of subtitle B of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL was required to issue regulations (the "401(c) Regulations") in final form no later than December 31, 1997 which are to provide guidance for purposes of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. The 401(c) Regulations were published, in proposed form, in the Federal Register on December 22, 1997 and generally provide that, until the applicable effective dates for various requirements imposed under the 401(c) Regulations, no person shall be subject to liability under Parts 1 and 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets unless (i) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law or (ii) the action is a civil action commenced prior to November 7, 1995. The proposed 401(c) Regulations state that the effective date of the 401(c) Regulations generally will be 18 months after the publication of the 401(c) Regulations in the Federal Register, for purposes of determining whether assets that support a policy or contract issued to a Plan on or before December 31, 1998 constitute Plan Assets. However, the proposed 401(c) Regulations provide earlier effective dates by which insurers (and plan fiduciaries, with respect to the requirement relating to independent fiduciary approval of the purchase of the policy or contract) must satisfy several of the requirements contained in the 401(c) Regulations.

         Under the proposed 401(c) Regulations, requirements that insurers make certain disclosures to plan fiduciaries, including information relating to alternative separate account arrangements, generally would become applicable to a policy or contract (i) 90 days after publication of final 401(c) Regulations in the Federal Register, for a policy or contract issued before the date that is 90 days after such publication date; and (ii) as of the date of publication of final 401(c) Regulations in the Federal Register, for a policy or contract issued at least 90 days after the date of such publication. Requirements relating to independent fiduciary approval of the purchase of a policy or contract, and to insurer-initiated policy or contract amendments, are effective as of the date of the publication of the final 401(c) Regulations in the Federal Register. For insurer-initiated amendments made after the publication of the proposed 401(c) Regulations but prior to the publication of the final 401(c) Regulations, certain required written notices to the Plan must be provided within 30 days of the publication of the final 401(c) Regulations.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to a Plan on or before December 31, 1998, for which the insurance company does not comply with the 401(c) Regulations, may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Series A Preferred Shares of the Company should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Series A Preferred Shares after the date that the final 401(c) Regulations are published in the Federal Register.

         The Company will require fiduciaries of an ERISA Plan proposing to invest in Series A Preferred Shares to represent that they have been informed of and understand the Company's investment objectives, policies and strategies, that the decision to invest the ERISA Plan's assets in the Company was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA, and any person or entity acquiring Series A Preferred Shares for the benefit of a Plan (or with Plan Assets) to represent that the investment in the Series A Preferred Shares of the Company will not result in a non-exempt prohibited transaction under ERISA and/or the Code.

         Consenting to the sale of Series A Preferred Shares is in no respect a representation by the Company and any of its affiliates that such an investment meets all legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

         The discussion of ERISA and Section 4975 of the Code contained in this Prospectus, is of necessity general, and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings and court decisions, some of which may have retroactive application and effect.

         ANY FIDUCIARY OF A PLAN CONSIDERING AN INVESTMENT IN SHARES OF BENEFICIAL INTEREST OF THE COMPANY IS STRONGLY URGED TO CONSULT ITS OWN LEGAL AND TAX ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT UNDER ERISA AND THE CODE AND THE ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

                       FEDERAL INCOME TAX CONSIDERATIONS


         The following summary of material federal income tax considerations that may be relevant to a prospective holder of the Series A Preferred Shares and/or the Common Shares is based on current law, is for general information only, and is not tax advice. The discussion contained herein does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations (except as described below), financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States (except as described below)) subject to special treatment under the federal income tax laws.

         The statements in this discussion are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

TAXATION OF THE COMPANY

         The Company elected to be taxed as a REIT under sections 856 through 860 of the Code, effective for its short taxable year ended December 31, 1994. The Company believes that, commencing with such taxable year, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retrospectively.

         As a REIT, the Company generally is not subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on (i) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, the Company may elect to retain and pay income tax on its net long-term capital gain. To the extent that the Company so elects, such retained amount would be treated as having been distributed for purposes of the 4% excise tax described above. Finally, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (which is to be provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in gain" assume that the Company would make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION

         The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of beneficial interest of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and to maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If the Company complies with the requirements for ascertaining the ownership of its outstanding shares of beneficial interest in a taxable year and does not know or have reason to know that it has violated the 5/50 Rule, it will be deemed to satisfy the 5/50 Rule for the taxable year. The Company believes that it has issued sufficient Common Shares with sufficient diversity of ownership to allow it to satisfy requirements (v) and (vi). In addition, the Company's Declaration of Trust provides for restrictions regarding transfer of the Common Shares and Series A Preferred Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer restrictions are described in "Description of Shares of Beneficial Interest--Restrictions on Ownership."

         For purposes of determining share ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and the beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

         The Company currently has a significant number of corporate subsidiaries and may have additional corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" acquired or formed by the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company. The Company's current corporate subsidiaries are "qualified REIT subsidiaries."

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Thus, the Company's proportionate share of the assets, liabilities, and items of income of the Partnership and its subsidiary partnerships (the "Subsidiary Partnerships") will be treated as assets and gross income of the Company for purposes of applying the requirements described herein.

Income Tests

         In order for the Company to maintain its qualification as a REIT, there are two requirements relating to the Company's gross income that must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

         Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, the Company may furnish or render "noncustomary services" to the tenants of a Hotel other than through an independent contractor as long as the amount the Company receives with respect to such services does not exceed 1% of its total receipts from the Hotel (the "1% de minimis exception"). For that purpose, the amount attributable to the Company's services will be at least equal to 150% of the Company's cost of providing the services.

         Pursuant to the Percentage Leases, the Lessees lease from the Partnership and the Subsidiary Partnerships the land, buildings, improvements, furnishings, and equipment comprising the Hotels for periods ranging from ten to thirteen years. The Percentage Leases provide that the Lessees are obligated to pay to the Partnership or the applicable Subsidiary Partnership (i) the greater of the Base Rent or the Percentage Rent (collectively, the "Rents") and (ii) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). The Percentage Rent is calculated by multiplying fixed percentages by the gross room revenues for each of the Hotels. The Base Rent accrues and is required to be paid monthly and the Percentage Rent (if any) accrues and is required to be paid either monthly or quarterly, depending on the hotel.

         In order for the Base Rent, the Percentage Rent, and the Additional Charges to constitute "rents from real property," the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

         In addition, Code section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and
(vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

         If the Percentage Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Partnership or the Subsidiary Partnerships receives from the Lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.

         Based on the following facts, the Company believes that the Percentage Leases will be treated as true leases for federal income tax purposes: (i) the Partnership or Subsidiary Partnership, as applicable, and the Lessees intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements, (ii) the Lessees have the right to the exclusive possession, use, and quiet enjoyment of the Hotels during the term of the Percentage Leases, (iii) the Lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the Hotels, other than the cost of certain capital improvements, and dictate how the Hotels are operated, maintained, and improved, (iv) the Lessees bear all of the costs and expenses of operating the Hotels (including the cost of any inventory used in their operation) during the term of the Percentage Leases (other than real estate and personal property taxes, ground lease rent (where applicable), property and casualty insurance premiums, the cost of certain furniture, fixtures, and equipment, and certain capital expenditures), (v) the Lessees benefit from any savings in the costs of operating the Hotels during the term of the Percentage Leases, (vi) in the event of damage to or destruction of a Hotel, the Lessees are at economic risk because they are obligated either (A) to restore the property to its prior condition, in which event they will bear all costs of such restoration in excess of any insurance proceeds, or (B) to purchase the Hotel for an amount generally equal to the fair market value of the property, less any insurance proceeds, (vii) the Lessees have indemnified the Partnership and Subsidiary Partnerships against all liabilities imposed on the Partnership or Subsidiary Partnerships during the term of the Percentage Leases by reason of (A) injury to persons or damage to property occurring at the Hotels, (B) the Lessees' use, management, maintenance or repair of the Hotels, (C) any environmental liability caused by acts or grossly negligent failures to act of the Lessees, (D) taxes and assessments in respect of the Hotels that are the obligations of the Lessees, or (E) any breach of the Percentage Leases or of any sublease of a Hotel by the Lessees, (viii) the Lessees are obligated to pay substantial fixed rent for the period of use of the Hotels, (ix) the Lessees stand to incur substantial losses (or reap substantial gains) depending on how successfully they operate the Hotels, (x) the Partnership and Subsidiary Partnerships cannot use the Hotels concurrently to provide significant services to entities unrelated to the Lessees, and (xi) the total contract price under the Percentage Leases does not substantially exceed the rental value of the Hotels for the term of the Percentage Leases.

         Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. If the Percentage Leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnership and Subsidiary Partnerships receive from the Lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.

         In order for the Rents to constitute "rents from real property," several other requirements also must be satisfied. One requirement is that the Rents attributable to personal property, leased in connection with the lease of the real property comprising a Hotel, must not be greater than 15% of the Rents received under the Percentage Lease. The Rents attributable to the personal property in a Hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the Hotel at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). With respect to certain of the Company's Hotels, the Adjusted Basis Ratio has exceeded 15% for certain taxable years. As a consequence, the portion of the Rents received with respect to those Hotels in those taxable years that is attributable to personal property did not and does not qualify as rents from real property. The amount of disqualified income under the Percentage Leases for those Hotels, however, did not and will not prevent the Company from qualifying as a REIT or subject it to any federal income taxation. With respect to each other Hotel owned directly or indirectly by the Partnership, the initial adjusted basis of the personal property in such Hotel was less than 15% of the initial adjusted bases of both the real and personal property comprising such Hotel. If the Adjusted Basis Ratio with respect to any Hotel exceeds 15% and the income attributable to excess personal property would prevent the Company from qualifying as a REIT or would subject it to any federal income taxation, a portion of the personal property at that Hotel will be acquired or leased (other than from the Company, the Partnership, or a Subsidiary Partnership) by the Lessee and the lease payments under the Percentage Lease will be adjusted appropriately. Further, the Company anticipates that any additional personal property that the Partnership or a Subsidiary Partnership acquires will not cause the Company to lose its REIT status or subject it to any federal income taxation. There can be no assurance, however, that the Service would not assert that the personal property acquired by the Partnership, the Company, or a Subsidiary Partnership had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail the Adjusted Basis Ratio as to one or more of the Hotels, which in turn potentially could cause the Company to fail to satisfy the 75% or 95% gross income test and thus lose its REIT status.

         Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Percentage Leases are entered into, (ii) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and
(iii) conform with normal business practice. More generally, the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues from the Hotels that are established in the Percentage Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profits and (ii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above).

         A third requirement for qualification of the Rents as "rents from real property" is that the Company must not own, directly or constructively, 10% or more of any Lessee. The constructive ownership rules generally provide that if 10% or more in value of the shares of beneficial interest of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the stock owned, directly or indirectly, by or for such person. The Company does not own directly equity interests in any Lessee. In addition, the Declaration of Trust prohibits transfers of Common and Preferred Shares that would cause the Company, or an owner of 10% or more of

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the Company, to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's, the Partnership's or the Subsidiary Partnership's real property (any such tenant so owned, a "Related Party Tenant"), within the meaning of Section 856(d)(2)(B) of the Code. Thus, the Company should never own, actually or constructively, 10% or more of any Lessee. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not rent any property to a Related Party Tenant. However, because the Code's constructive ownership rules for purposes of the Related Party Tenant rules are broad and it is not possible to monitor continually direct and indirect transfers of Common and Preferred Shares, no absolute assurance can be given that such transfers or other events of which the Company has no knowledge will not cause the Company to own constructively 10% or more of a Lessee at some future date.

         A fourth requirement for qualification of the Rents as "rents from real property" is, other than pursuant to the 1% DE MINIMIS exception described above, that the Company cannot furnish or render noncustomary services to the tenants of the Hotels, or manage or operate the Hotels, other than through an independent contractor who is adequately compensated and from whom the Company itself does not derive or receive any income. Provided that the Percentage Leases are respected as true leases, the Company should satisfy that requirement because the Company, the Partnership, and the Subsidiary Partnerships are not performing any services other than customary ones for the Lessees. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not perform noncustomary services with respect to the tenant of the property. As described above, however, if the Percentage Leases are recharacterized as service contracts or partnership agreements, the Rents likely would be disqualified as "rents from real property" because the Company would be considered to furnish or render services to the occupants of the Hotels and to manage or operate the Hotels other than through an independent contractor who is adequately compensated and from whom the Company derives or receives no income.

         If a portion of the Rents from a particular Hotel does not qualify as "rents from real property" because the amount attributable to personal property exceeds 15% of the total Rents for a taxable year, the portion of the Rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such Rents attributable to personal property, plus any other nonqualifying income, during a taxable year exceed 5% of the Company's gross income during the year, the Company would lose its REIT status. If, however, the Rents do not qualify as "rents from real property" because either (i) the Percentage Rent is considered based on income or profits of the Lessees, (ii) the Company owns, actually or constructively, 10% or more of any Lessee, or (iii) the Company furnishes noncustomary services to the tenants of the Hotels, other than pursuant to the 1% DE MINIMIS exception described above, or manages or operates the Hotels, other than through a qualifying independent contractor, none of the Rents would qualify as "rents from real property." In that case, the Company likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income tests.

         In addition to the Rents, the Lessees are required to pay to the Company or the Partnership, as applicable, the Additional Charges. To the extent that the Additional Charges represent either (i) reimbursements of amounts that the Lessees are obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent, however, that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges, the Additional Charges should not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

         The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property.

         The net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. All inventory required in the operation of the Hotels will be purchased by the Lessees or their designee as required by the terms of the Percentage Leases. Accordingly, the Company believes that no asset owned by the Company, the Partnership, or a Subsidiary Partnership is held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company, the Partnership, or a Subsidiary Partnership. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

         The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualified income under the 75% gross income test), less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify under the 75% and 95% gross income tests. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness that such property secured and (ii) for which such REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where such REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT at the close of the third taxable year following the year in which the REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent), or (iii) which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income). As a result of the rules with respect to foreclosure property, if a Lessee defaults on its obligations under a Percentage Lease for a Hotel, the Company terminates the Lessee's leasehold interest, and the Company is unable to find a replacement Lessee for such Hotel within 90 days of such foreclosure, gross income from hotel operations conducted by the Company from such Hotel would cease to qualify for the 75% and 95% gross income tests. In such event, the Company likely would be unable to satisfy the 75% and 95% gross income tests and, thus, would fail to qualify as a REIT.

         It is possible that, from time to time, the Company, the Partnership, or a Subsidiary Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company, the Partnership, or a Subsidiary Partnership enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or similar financial instrument to reduce interest rate risk with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company, the Partnership, or a Subsidiary Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

         If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if (i) the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect,
(ii) the Company attaches a schedule of the sources of its income to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations -- Taxation of the Company," even if those relief provisions apply, a tax would be imposed with respect to (i) the gross income attributable to the greater of the amount by which the Company failed the 75% or 95% gross income test, multiplied by (ii) a fraction intended to reflect the Company's profitability.

Asset Tests

         The Company, at the close of each quarter of its taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the mortgage balance does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset requirement, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold in real property, and an option to acquire real property (or a leasehold in real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interest in the Partnership, the Subsidiary Partnerships, and any qualified REIT subsidiary).

         If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the difference between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of one or more nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any difference within 30 days after the close of the quarter in which it arose.

Distribution Requirements

         The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company may elect to retain and pay income tax on its net long-term capital gains. Any such retained amounts would be treated as having been distributed by the Company for purposes of the 4% excise tax described above. The Company has made, and intends to continue to make, timely distributions sufficient to satisfy all annual distribution requirements.

         It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, under one of the Percentage Leases, the Percentage Rent is not due until 30 days after the end of the calendar quarter. In that case, the Partnership still would be required to recognize as income the Percentage Rent in the calendar quarter to which it relates. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash available for distribution than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional Common or Preferred Shares.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

         Pursuant to applicable Treasury Regulations, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company has complied and intends to continue to comply with such requirements.

Partnership Anti-Abuse Rule

         The U.S. Department of the Treasury has issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that authorizes the Service, in certain abusive transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or utilized in connection with a transaction (or series of related transactions) a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring an entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

         The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. However, the Redemption Rights do not conform in all respects to the redemption rights contained in the foregoing example. Moreover, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Partnership for federal tax purposes or treating one or more of its partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

FAILURE TO QUALIFY

         If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

         As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. For purposes of determining whether a distribution is made out of the Company's current and accumulated earnings and profits, the Company's earnings and profits will be allocated first to the Preferred Shares and then to the Common Shares. As used herein, the term "U.S. shareholder" means a holder of Common or Series A Preferred Shares that for U.S. federal income tax purposes is
(i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

         Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common or Series A Preferred Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Company may elect to retain and pay income tax on its net long-term capital gains. In that case, the Company's shareholders would include in income their proportionate share of the Company's undistributed long-term capital gains. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gain included in the shareholder's income, less the shareholder's share of the tax paid by the Company.

         Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common and Series A Preferred Shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Common and Series A Preferred Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shareholder's shares have been held for one year or less) assuming the shareholder's shares are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated


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


as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

         Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common and Series A Preferred Shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the shareholder is a limited partner) against such income. In addition, taxable distributions from the Company and gain from the disposition of Common and Series A Preferred Shares generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE COMMON AND SERIES A PREFERRED SHARES

         In general, any gain or loss realized upon a taxable disposition of the Common or Series A Preferred Shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common or Preferred Shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common or Series A Preferred Shares by a shareholder who has held such stock for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common or Series A Preferred Shares may be disallowed if other Common or Series A Preferred Shares are purchased within 30 days before or after the disposition.

REDEMPTION OF SERIES A PREFERRED SHARES

         A redemption of Series A Preferred Shares will be treated under Section 302 of the Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of the Company's current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of the Series A Preferred Shares (in which case the redemption will be treated in the same manner as a sale described in the preceding paragraph). The redemption will satisfy such tests if it (i) is "substantially disproportionate" with respect to the holder's interest in the Company's shares of beneficial interest, (ii) results in a "complete termination" of the holder's interest in all classes of the Company's shares of beneficial interest, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of
Section 302(b) of the Code. In determining whether any of these tests have been met, shares of beneficial interest considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of beneficial interest actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of Series A Preferred Shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

        If a redemption of Series A Preferred Shares does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above under "Taxation of Taxable U.S. Shareholders." In that case, a shareholder's adjusted tax basis in the redeemed Series A Preferred Shares will be transferred to any of such shareholder's remaining holders of the Company's shares of beneficial interest. If the shareholder does not retain any ownership in the Company's shares of beneficial interest, such basis could be transferred to a related person or it may be lost.


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


CAPITAL GAINS AND LOSSES

         A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal income tax rate for noncorporate taxpayers is 39.6%. The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 28% for sales and exchanges of assets held for more than one year but not more than 18 months, and 20% for sales and exchanges of assets held for more than 18 months. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., depreciable real property) held for more than 18 months is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute, the Company may designate whether such a distribution is taxable to its noncorporate shareholders at a 20%, 25%, or 28% rate (according to the rate that would apply to the Company if it were subject to income tax). Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         The Company will report to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to the Company. The Service has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Shareholders. The regulations alter the technical requirements relating to backup withholding compliance and are effective for distributions made after December 31, 1999. See "Federal Income Tax Considerations -- Taxation of Non-U.S. Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of Common or Series A Preferred Shares with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7),
(9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares is required to treat a percentage (the "UBTI Percentage") of the dividends from the Company as UBTI (the "UBTI Rule"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's shares only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) the Company is a "pension-held" REIT (i.e., either
(A) one pension trust owns more than 25% of the value of the Company's shares or
(B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares). Because the Ownership Limitation prohibits any shareholder from owning more than 9.8% of any class of the Company's shares, the Company should not be a "pension-held" REIT.

TAXATION OF NON-U.S. SHAREHOLDERS

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON OR SERIES A PREFERRED SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

         Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common or Series A Preferred Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected to the Non-US Shareholder's conduct of a U.S. trade or business. The Service has issued final regulations that modify the manner in which the Company complies with the withholding requirements. Those regulations are effective for distributions made after December 31, 1999.

         Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common or Series A Preferred Shares, but rather will reduce the adjusted basis of such Shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common or Series A Preferred Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common or Series A Preferred Shares, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, a Non-U.S. Shareholder can file a claim for refund with the Service for the overwithheld amount to the extent it is determined subsequently that a distribution was, in fact, in excess of the current and accumulated earnings and profits of the Company.

         The Company is required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Shareholder upon a sale of his Common or Series A Preferred Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares of beneficial interest was held directly or indirectly by foreign persons. However, because the Common Shares are, and the Series A Preferred Shares may be, publicly traded, no assurance can be given that the Company is or will continue to be a "domestically controlled REIT." In addition, a Non-U.S. Shareholder that owns, actually and constructively, 5% or less of the Common or Series A Preferred Shares throughout a specified "look-back" period will not recognize gain on the sale of his Common or Series A Preferred Shares, as applicable, taxable under FIRPTA if the Common or Series A Preferred Shares are traded on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Common or Series A Preferred Shares is effectively connected with the Non-U.S Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common or Series A Preferred Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

OTHER TAX CONSEQUENCES

         The Company, the Partnership, the Subsidiary Partnerships, and the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

TAX ASPECTS OF THE PARTNERSHIP AND SUBSIDIARY PARTNERSHIPS

         The following discussion summarizes certain federal income tax considerations applicable to the Company's direct or indirect investment in the Partnership and the Subsidiary Partnerships (each of the Partnership and the Subsidiary Partnerships is referred to herein as a "Hotel Partnership"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

         The Company will be entitled to include in its income its distributive share of each Hotel Partnership's income and to deduct its distributive share of each Hotel Partnership's losses only if each Hotel Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and (ii) is not a "publicly traded" partnership.

         Pursuant to the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified either as an association or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997, such as certain of the Hotel Partnerships, will be respected for all periods prior to January 1, 1997 if (i) the entity had a reasonable basis for its claimed classification, (ii) the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (iii) neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. Each Hotel Partnership had a reasonable basis for its claimed classification under the Treasury Regulations in effect prior to January 1, 1997 and intends to continue to be classified as a partnership for federal income tax purposes. In addition, the Company has represented that no Hotel Partnership will elect to be classified as an association taxable as a corporation under the Check-the-Box Regulations.

         A "publicly traded" partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "Federal Income Tax Considerations-Requirements for Qualification -- Income Tests." The U.S. Treasury Department has issued regulations (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. Each Hotel Partnership qualifies for the Private Placement Exclusion. If a Hotel Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Hotel Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

         If for any reason a Hotel Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to qualify as a REIT. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests" and "-- Requirements for Qualification -- Asset Tests." In addition, any change in a Hotel Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements." Further, items of income and deduction of such Hotel Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Hotel Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Hotel Partnership's taxable income.

Income Taxation of Each Hotel Partnership and its Partners

         Partners, Not the Hotel Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company will be required to take into account its allocable share of each Hotel Partnership's income, gains, losses, deductions, and credits for any taxable year of such Hotel Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from such Hotel Partnership.

         Hotel Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Hotel Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

         Tax Allocations With Respect to Contributed Properties. Pursuant to
section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Partnership generally has elected to use the "traditional" method for allocating Code section 704(c) items with respect to Hotels that it acquires in exchange for Units.

         Under the partnership agreement for each Hotel Partnership, depreciation or amortization deductions of the Hotel Partnership generally will be allocated among the partners in accordance with their respective interests in the Hotel Partnership, except to the extent that the Hotel Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Hotels or other contributed properties that results in the Company receiving a disproportionately large share of such deductions. In addition, gain on sale of a Hotel will be specially allocated to the Limited Partners to the extent of any "built-in" gain with respect to such Hotel for federal income tax purposes. Because the Partnership generally has elected to use the traditional method for allocating Code section 704(c) items with respect to the Hotels that it acquires in exchange for Units, the Company (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to such Hotels than would be allocated to the Company if such Hotels were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such Hotels in excess of the economic profit allocated to the Company as a result of such sale. These allocations possibly could cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements, although the Company does not anticipate that this event will occur. The application of section 704(c) to the Hotel Partnerships is not entirely clear, however, and may be affected by Treasury Regulations promulgated in the future.

         Basis in Hotel Partnership Interest. The Company's adjusted tax basis in its partnership interest in a Hotel Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Hotel Partnership by the Company, (ii) increased by (A) its allocable share of the Hotel Partnership's income and (B) its allocable share of indebtedness of the Hotel Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Hotel Partnership's loss and (B) the amount of cash distributed to the Company, including constructive cash distributions resulting from a reduction in the Company's share of indebtedness of the Hotel Partnership.

         If the allocation of the Company's distributive share of the Hotel Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Hotel Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Hotel Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Hotel Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such


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


constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and if the Company's partnership interest in the Hotel Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

         Depreciation Deductions Available to the Partnership. To the extent that a Hotel Partnership has acquired Hotels for cash, the Hotel Partnership's initial basis in such Hotels for federal income tax purposes generally was equal to the purchase price paid by the Hotel Partnership. The Hotel Partnerships depreciate such depreciable Hotel property for federal income tax purposes under either the modified accelerated cost recovery system of depreciation ("MACRS") or the alternative depreciation system of depreciation ("ADS"). The Hotel Partnerships use MACRS for furnishings and equipment. Under MACRS, the Hotel Partnerships generally depreciate such furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, a Hotel Partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. The Hotel Partnerships use ADS for buildings and improvements. Under ADS, the Hotel Partnerships generally depreciate such buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention. However, to the extent that a Hotel Partnership has acquired Hotels in exchange for Units, the Hotel Partnership's initial basis in each Hotel for federal income tax purposes should be the same as the transferor's basis in that Hotel on the date of acquisition. Although the law is not entirely clear, the Hotel Partnerships generally depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. A Hotel Partnership's tax depreciation deductions are allocated among the partners in accordance with their respective interests in the Hotel Partnership (except to the extent that the Hotel Partnership is required under Code section 704(c) to use a method for allocating depreciation deductions attributable to the Hotels or other contributed properties that results in the Company receiving a disproportionately large share of such deductions).

Sale of the Partnership's or a Subsidiary Partnership's Property

         Generally, any gain realized by a Hotel Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by a Hotel Partnership on the disposition of the Hotels will be allocated first to the Limited Partners under section 704(c) of the Code to the extent of their "built-in gain" on those Hotels for federal income tax purposes. The Limited Partners' "built-in gain" on the Hotels sold will equal the excess of the Limited Partners' proportionate share of the book value of those Hotels over the Limited Partners' tax basis allocable to those Hotels at the time of the sale. Any remaining gain recognized by a Hotel Partnership on the disposition of the Hotels will be allocated among the partners in accordance with the applicable partnership agreement.

         The Company's share of any gain realized by a Hotel Partnership on the sale of any property held by the Hotel Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Hotel Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations -- Requirements For Qualification -- Income Tests" above. The Company, however, does not presently intend to acquire or hold or to allow the Hotel Partnerships to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's, the Partnership's or a Subsidiary Partnership's trade or business.


                              PLAN OF DISTRIBUTION

         The Selling Shareholders may sell all or a portion of the Series A Preferred Shares and the Common Shares issuable upon conversion of the Series A Preferred Shares offered hereby from time to time while the Registration Statement of which this Prospectus is a part remains effective. Pursuant to the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the Registration Statement until May 28, 2000 (or such shorter period that will terminate when all Series A Preferred Shares and the Common Shares issuable upon conversion of the Series A Preferred Shares covered by this Prospectus have been sold pursuant to this Prospectus). The Selling Shareholders may sell Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares on terms to be determined at the times of such sales through customary brokerage channels, negotiated transactions or by a combination of these methods, at fixed prices that may be changed, at market prices then prevailing or at negotiated prices then obtainable. There is no assurance that the Selling Shareholders will sell any or all of the Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares offered pursuant to this Prospectus. Each of the Selling Shareholders reserves the right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of the Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares to be made directly or through agents. The Company will not receive any of the proceeds from the sale of Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares pursuant to this Prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the Series A Preferred Shares and the Common Shares issuable upon conversion of the Series A Preferred Shares offered by the Selling Shareholders hereby will be the purchase price of such Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares less any discounts or commissions charged to them by their agent, dealer or underwriter or their attorneys and agents.

         The Company has been advised by the Selling Shareholders that the Selling Shareholders, acting as principals for their own account, may sell Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares from time to time directly to purchasers. Alternatively, the Selling Shareholders may, from time to time, sell Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares through agents, dealers or underwriters to be designated by the Selling Shareholders from time to time who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Shareholders and the purchasers of the Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares for whom they may act as agent. To the extent required, the aggregate principal amount of the Series A Preferred Shares and the number of the Common Shares issuable upon conversion of the Series A Preferred Shares to be sold, the names of the Selling Shareholders, the purchase price, the name of any agent, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. The Selling Shareholders and any agents, broker-dealers or underwriters that participate with the Selling Shareholders in the distribution of the Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by such broker-dealers, agents or underwriters and any profit on the resale of the Series A Preferred Shares or the Common Shares issuable upon conversion of the Series A Preferred Shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         A Selling Shareholder may elect to engage a broker or dealer to effect sales in one or more of the following transactions; (a) block trades in which the broker or dealer so engaged will attempt to sell the Series A Preferred Shares or Common Shares issuable upon conversion of the Series A Preferred Shares as agent and may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and all transactions in which the broker solicits purchases. In effecting sales, brokers and dealers engaged by Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such Series A Preferred Shares or Common Shares issuable upon conversion of the Series A Preferred Shares, from such purchaser). Broker-dealers may agree with the Selling Shareholders to sell a specified number of such Series A Preferred Shares or Common Shares issuable upon conversion of the Series A Preferred Shares at a stipulated price, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold Series A Preferred Shares or

Common Shares issuable upon conversion of the Series A Preferred Shares at the price required to fulfill the broker-dealer commitment to such Selling Shareholder. Broker-dealers who acquire Series A Preferred Shares or Common Shares issuable upon conversion of the Series A Preferred Shares as principal may thereafter resell such Series A Preferred Shares or Common Shares issuable upon conversion of the Series A Preferred Shares from time to time in transactions (which may involve crosses and block transaction and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Series A Preferred Shares or Common Shares issuable upon conversion of the Series A Preferred Shares commissions as described above.

         To comply with the securities laws of certain states, if applicable, the Series A Preferred Shares and the Common Shares issuable upon conversion of the Series A Preferred Shares must be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Series A Preferred Shares and the Common Shares issuable upon conversion of the Series A Preferred Shares may not be offered or sold unless they have been registered or qualified for sale in such state or an exemption from the registration or qualification requirement is available and is complied with.

         The Company will not receive any of the proceeds from the offering of the Series A Preferred Shares and Common Shares issuable upon conversion of the Series A Preferred Shares by the Selling Shareholders hereby and will pay all expenses incident to the offering and sale of the Series A Preferred Shares and the Common Shares hereunder other than underwriting discounts, selling commissions and fees and legal and accounting fees incurred by the Selling Shareholders. Pursuant to the Registration Rights Agreement, the Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

         Prior to the date hereof, there has been no public market for the Series A Preferred Shares and there can be no assurance regarding the future development of a market for the Series A Preferred Shares. The Series A Preferred Shares are eligible for trading on the PORTAL Market; however, no assurance can be given as to the liquidity of, or trading market for, the Series A Preferred Shares. Accordingly, no assurance can be given as to the liquidity of or the trading market for the Series A Preferred Shares.

         In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus. There is no assurance that any Selling Shareholder will sell any or all of the Series A Preferred Shares or Shares described herein, and any Selling Shareholder may transfer, devise or gift such securities by other means not described herein.

         For additional information concerning the registration rights of Selling Shareholders, see "Description of Shares of Beneficial Interest - Preferred Shares Registration Rights."


                                    EXPERTS

         The consolidated financial statements and related financial statement schedule of Innkeepers USA Trust, as of December 31, 1996 and 1997, and the years ended December 31, 1995, 1996 and 1997; the combined financial statements of the JF Lessee as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997; and the combined financial statements of the Summerfield Hotels as of January 3, 1997 and for the year ended January 3, 1997, all of which have been incorporated by reference in this Prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports thereon incorporated by reference herein. Such financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on their authority as experts in accounting and auditing.


                                 LEGAL MATTERS

         The validity of the Series A Preferred Shares and the Common Shares issuable upon conversion of the Series A Preferred Shares will be passed upon for the Company by Hunton & Williams.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE 8.625% SERIES A CUMULATIVE CONVERTIBLE PREFERRED SHARES AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THE 8.625% SERIES A CUMULATIVE CONVERTIBLE PREFERRED SHARES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------
                               TABLE OF CONTENTS
                             ---------------------

                                                       PAGE
                                                       ----

AVAILABLE INFORMATION...................................iv
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........iv
PROSPECTUS SUMMARY.......................................1
The Company..............................................1
The Private Placement....................................2
Risk Factors.............................................5
Tax Status of the Company................................6
RISK FACTORS.............................................7
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
  STOCK DIVIDENDS.......................................15
USE OF PROCEEDS.........................................15
DISTRIBUTION POLICY AND PRICE RANGE OF
  COMMON SHARES.........................................15
THE COMPANY.............................................17
THE HOTELS..............................................17
THE PERCENTAGE LEASES...................................18
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST............20
REGISTRATION RIGHTS.....................................30
BENEFIT PLAN OWNERSHIP AND TRANSFER RESTRICTIONS........30
OWNERSHIP LIMITATION....................................32
SELLING SHAREHOLDERS....................................34
ERISA CONSIDERATIONS....................................36
FEDERAL INCOME TAX CONSIDERATIONS.......................40
PLAN OF DISTRIBUTION....................................56
EXPERTS.................................................58
LEGAL MATTERS...........................................58


                             ---------------------


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------





-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                              INNKEEPERS USA TRUST





                                   4,630,000
                           8.625% SERIES A CUMULATIVE
                          CONVERTIBLE PREFERRED SHARES


                                   6,857,493
                                 COMMON SHARES






                             ---------------------

                                   PROSPECTUS

                             ---------------------




                               ___________, 1998



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the offering are as follows:

         Securities and Exchange Commission registration fee  $  34,146
         Accounting fees and expenses                             6,000
         Blue Sky fees and expenses
         Legal fees and expenses                                 10,000
         Printing.                                                5,000
         Miscellaneous                                            5,000
                                                               --------

                  TOTAL                                        $ 60,146

ITEM 15.      INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

         The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

         Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 16.      EXHIBITS.

3.1    -          Amended  and  Restated  Declaration  of Trust of the
                  Registrant (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Registration
                  No. 33-81362) and incorporated by reference herein)

3.1(a) - Amendment of Declaration of Trust of the Registrant (previously filed as Exhibit 3.1 to Registration Statement on Form S-11 (Registration No. 33-81362) and incorporated by reference herein)

3.1(b) - Articles Supplementary to the Declaration of Trust of the Registrant (previously filed as Exhibit 3.1(b) to Registration Statement on form S-3 (Registration Statement No. 333-53919) and incorporated by reference herein)


3.2    -          Bylaws of the Registrant  (previously filed as Exhibit 3.2 to the Company's  Registration  Statement on Form S-11
                  (Registration No. 33-81362) and incorporated by reference herein)

4.1    -          Form of  Common  Share  Certificate  (previously  filed  as
                  Exhibit  4.1 to the  Company's  Registration  Statement  on
                  Form S-11 (Registration No. 33-81362) and incorporated by reference herein)


4.2*   -          Form of Series A Preferred Share Certificate

5.1*   -          Opinion of Hunton & Williams

8.1*   -          Opinion of Hunton & Williams with respect to certain tax
                  matters

10.1   -          Second Amended and Restated  Agreement of Limited  Partnership
                  of Innkeepers USA Limited  Partnership  (previously  filed as
                  Exhibit 4.2 to Registration Statement on Form S-3
                  (Registration No. 333-12809) and incorporated by reference herein)

10.2*  -          Registration Rights Agreement dated May 18, 1998 between the
                  Company and the Initial Purchaser

12.1*  -          Statement regarding computation of ratio of earnings to fixed charges

23.1*  -          Consent of PricewaterhouseCoopers LLP

23.2*  -          Consent of Hunton & Williams (included in Exhibit 5.1)

24.1*  -          Power of Attorney (located on the signature page of this
                  Registration Statement)

-------------
*Filed herewith




ITEM 17.      UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such trustee, director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Palm Beach, State of Florida, on the 8th day of July, 1998.


                                     INNKEEPERS USA TRUST,
                                     a Maryland real estate investment trust
                                     (Registrant)



                                     By /s/ Jeffrey H. Fisher
                                        ____________________________________
                                        Jeffrey H. Fisher
                                        Chairman of the Board , President and
                                        Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Jeffrey H. Fisher, Mark A. Murphy and David Bulger, and each or any of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement that is to be effective upon filing pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 8th day of July, 1998 by the following persons in the capacities indicated.

                  Signature                          Title
                  ---------                          -----
  /s/ Jeffrey H. Fisher                              Chairman of the Board, President and
 _________________________________________           Chief Executive Officer (Principal Executive Officer)
      Jeffrey H. Fisher

                                                     Trustee
 _________________________________________
      Bruce Zenkel


  /s/ Miles Berger                                   Trustee
 _________________________________________
      Miles Berger


 /s/ C. Gerald Goldsmith                            Trustee
__________________________________________
      C. Gerald Goldsmith


 _________________________________________           Trustee
      Rolf E. Ruhfus


  /s/ Jack P. DeBoer                                 Trustee
 _________________________________________
      Jack P. DeBoer

                                                     Trustee
 _________________________________________
      Thomas J. Crocker


  /s/ David Bulger                                   Chief Financial Officer and Treasurer
 _________________________________________           (Principal Financial Officer)
      David Bulger


  /s/ Gregory M. Fay                                 Vice President of Accounting
 _________________________________________           (Principal Accounting Officer)
      Gregory M. Fay

EXHIBITS

3.1    -          Amended  and  Restated  Declaration  of Trust of the
                  Registrant (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Registration
                  No. 33-81362) and incorporated by reference herein)

3.1(a) - Amendment of Declaration of Trust of the Registrant (previously filed as Exhibit 3.1 to Registration Statement on Form S-11 (Registration No. 33-81362) and incorporated by reference herein)

3.1(b) - Articles Supplementary to the Declaration of Trust of the Registrant (previously filed as Exhibit 3.1(b) to Registration Statement on form S-3 (Registration Statement No. 333-53919) and incorporated by reference herein)


3.2    -          Bylaws of the Registrant  (previously filed as Exhibit 3.2 to the Company's  Registration  Statement on Form S-11
                  (Registration No. 33-81362) and incorporated by reference herein)

4.1    -          Form of  Common  Share  Certificate  (previously  filed  as
                  Exhibit  4.1 to the  Company's  Registration  Statement  on
                  Form S-11 (Registration No. 33-81362) and incorporated by reference herein)


4.2*   -          Form of Series A Preferred Share Certificate

5.1*   -          Opinion of Hunton & Williams

8.1*   -          Opinion of Hunton & Williams with respect to certain tax
                  matters

10.1   -          Second Amended and Restated  Agreement of Limited  Partnership
                  of Innkeepers USA Limited  Partnership  (previously  filed as
                  Exhibit 4.2 to Registration Statement on Form S-3
                  (Registration No. 333-12809) and incorporated by reference herein)

10.2*  -          Registration Rights Agreement dated May 18, 1998 between the
                  Company and the Initial Purchaser

12.1*  -          Statement regarding computation of ratio of earnings to fixed charges

23.1*  -          Consent of PricewaterhouseCoopers LLP

23.2*  -          Consent of Hunton & Williams (included in Exhibit 5.1)

24.1*  -          Power of Attorney (located on the signature page of this
                  Registration Statement)

-------------
*Filed herewith